UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Eagle Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 30, 2018

To our stockholders:

We are pleased to invite you to attend our 2018 Annual Meeting of Stockholders to be held on Tuesday, June 19, 2018 at 10:00 a.m. local time in the New York office of the Company's outside counsel, Cooley LLP, The Grace Building, 1114 Avenue of the Americas, New York, NY 10036-7798.

Details regarding admission to the Annual Meeting and the business to be conducted are described in the accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement.

We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission's "notice and access" rules. As a result, we are mailing to our stockholders a notice instead of paper copies of this Proxy Statement and our 2017 annual report for the fiscal year ended December 31, 2017. The notice contains instructions on how to access those documents online. The notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including this Proxy Statement, our 2017 Annual Report and a form of proxy card or voting instruction card. We believe that providing our proxy materials online increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote by proxy online or by telephone by following the instructions on the notice you received, or, if you receive a paper copy of our proxy materials by mail, by completing and returning the proxy card or voting instruction card mailed to you. Please review the instructions for each of your voting options described in this Proxy Statement as well as in the notice you received in the mail carefully.

Thank you for your ongoing support of and continued interest in Eagle Pharmaceuticals, Inc. We look forward to seeing you at the Annual Meeting.

Sincerely,

Scott Tarriff
 Chief Executive Officer and Director

EAGLE PHARMACEUTICALS, INC.
50 TICE BOULEVARD, SUITE 315, WOODCLIFF LAKE, NJ 07677

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 19, 2018

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of EAGLE PHARMACEUTICALS, INC., a Delaware corporation (the "Company"). The meeting will be held on Tuesday, June 19, 2018 at 10:00 a.m. local time in the New York office of the Company's outside counsel, Cooley LLP, The Grace Building, 1114 Avenue of the Americas, New York, NY 10036-7798 for the following purposes:

  1.
  To elect the three nominees for director named herein to hold office until the 2021 Annual Meeting of Stockholders.

  2.
  To ratify the selection by the audit committee of the Board of Directors of BDO USA, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2018.

  3.
  To hold an advisory vote on the compensation of our named executive officers.

  4.
  To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 24, 2018. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

In accordance with rules approved by the U.S. Securities and Exchange Commission (the "SEC"), we are providing this notice to our stockholders to advise them of the availability on the Internet of our proxy materials related to the Annual Meeting, as we have elected to provide access to our proxy materials over the Internet under the SEC's "notice and access" rules. Our proxy materials, including this Proxy Statement, our 2017 Annual Report and a form of proxy card or voting instruction card are available at www.proxyvote.com.

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please vote by telephone or through the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that nominee or agent in order to vote your shares that are held in such agent's name and account.

By Order of the Board of Directors

Scott Tarriff Chief Executive Officer and Director

Woodcliff Lake, NJ

April 30, 2018

PROXY STATEMENT

FOR

2018 ANNUAL MEETING OF STOCKHOLDERS

EAGLE PHARMACEUTICALS, INC.
50 TICE BOULEVARD, SUITE 315, WOODCLIFF LAKE, NJ 07677

PROXY STATEMENT
FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS
To be held on June 19, 2018

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

We are providing you with these proxy materials because the Board of Directors of Eagle Pharmaceuticals, Inc. (the "Board") is soliciting your proxy to vote at the 2018 Annual Meeting of Stockholders (the "Annual Meeting") of Eagle Pharmaceuticals, Inc. (the "Company"), including at any adjournments or postponements thereof, to be held on Tuesday, June 19, 2018 at 10:00 a.m. local time in the New York office of the Company's outside counsel, Cooley LLP, The Grace Building, 1114 Avenue of the Americas, New York, NY 10036-7798. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2017, are first being distributed and made available on or before May 10, 2018.

As used in this Proxy Statement, references to "we," "us," "our," "Eagle" and the "Company" refer to Eagle Pharmaceuticals, Inc. and our subsidiary, Eagle Biologics, Inc. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials over the Internet rather than printing and mailing the proxy materials. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the "Notice") because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting.

The Notice will provide instructions as to how stockholders may access and review the proxy materials, including the Notice of Annual Meeting of Stockholders, this Proxy Statement, proxy card and 2017 Annual Report on Form 10-K, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent by mail. The Notice will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice and our Notice of Annual Meeting of Stockholders, this Proxy Statement and our 2017 Annual Report on Form 10-K are available on our website, and no other information contained on either website is incorporated by reference in or considered to be a part of this document.

We intend to mail the Notice on or before May 10, 2018 to all stockholders of record entitled to vote at the Annual Meeting. The proxy materials, including the Notice of Annual Meeting of Stockholders, this Proxy Statement and accompanying proxy card or, for shares held in street name (held for your account by a broker or other nominee), voting instruction form, and the Annual Report on Form 10-K for the year ending December 31, 2017 will be made available to stockholders on the Internet on the same date.

Will I receive any other proxy materials by mail?

You will not receive any additional proxy materials via mail unless (1) you request a printed copy of the proxy materials in accordance with the instructions set forth in the Notice or (2) we elect, in our discretion, to send you a proxy card and a second Notice, which we may send on or after May 20, 2018.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Tuesday, June 19, 2018 at 10:00 a.m. local time in the New York office of the Company's outside counsel, Cooley LLP, The Grace Building, 1114 Avenue of the Americas, New York, NY 10036-7798. Directions to the Annual Meeting may be found at http://investor.eagleus.com/events-calendar. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 24, 2018 will be entitled to vote at the Annual Meeting. On this record date, there were 14,827,787 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 24, 2018 your shares were registered directly in your name with Eagle's transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares electronically through the Internet, over the telephone or by completing and returning a printed proxy card that you may request, or that we may elect to deliver at a later time, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 24, 2018 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

  •
  Election of three nominees for director to hold office until the 2021 Annual Meeting of Stockholders;

  •
  Ratification of the selection by the audit committee of the Board of BDO USA, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2018; and

  •
  Advisory vote on the executive compensation of our named executive officers.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote "For" all the nominees to the Board or you may "Withhold" your vote for any nominee you specify. For both the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018 and for the advisory vote on the compensation of our named executive officers, you may vote "For" or "Against" or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

  •
  To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

  •
  To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on June 18, 2018 to be counted.

  •
  To vote through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time on June 18, 2018 to be counted.

  •
  To vote using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from Eagle. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote through the Internet, over the telephone, by requesting and returning a printed proxy card or by submitting a ballot in person at the Annual Meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 24, 2018.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by telephone, online, by completing the printed proxy card that may be delivered to you, or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is considered to be a routine matter under applicable rules. Brokers and nominees can use their discretion to vote "uninstructed" shares with respect to matters that are considered to be "routine" under applicable rules but not with respect to "non-routine" matters. Under applicable rules and interpretations, "non-routine" matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on the election of directors (Proposal 1) or the advisory vote on executive compensation (Proposal 3) without your instructions, but may vote your shares on the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for fiscal year 2018 (Proposal 2) even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, "For" the election of each of the three nominees for director named in this Proxy Statement, "For" the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018, and "For" the advisory vote on executive compensation. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, the Company's directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. The Company may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice you receive to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

  1.
  You may submit another properly completed proxy card with a later date;

  2.
  You may grant a subsequent proxy by telephone or through the Internet;

  3.
  You may send a timely written notice that you are revoking your earlier dated proxy to Eagle's Secretary at 50 Tice Boulevard, Suite 315, Woodcliff Lake, NJ 07677; or

  4.
  You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or through the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker, bank or other agent to change those instructions.

When are stockholder proposals and director nominations due for next year's Annual Meeting of Stockholders?

To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by January 4, 2019, to the attention of the Secretary of Eagle Pharmaceuticals, Inc. at 50 Tice Boulevard, Suite 315, Woodcliff Lake, NJ 07677; provided, however, that if our 2019 Annual Meeting of Stockholders is not held between May 20, 2019 and July 19, 2019, to be timely, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2019 Annual Meeting of Stockholders. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year's proxy materials, you must do so in accordance with the Company's amended and restated bylaws (the "Bylaws"), which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition, you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes "For," "Withheld" and broker non-votes; and with respect to the proposal to ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 and the advisory vote on the compensation of our named executive officers, votes "For," "Against," abstentions and broker non-votes.

What are "broker non-votes"?

If you are the beneficial owner of shares held in "street name," your shares may constitute "broker non-votes." Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker, bank or other nominee holding the shares as to how to vote. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be "routine," but cannot vote the shares with respect to "non-routine" matters. Under the rules and interpretations of the New York Stock Exchange (the "NYSE"), which generally apply to all brokers, bank or other nominees, on voting matters characterized by the NYSE as "routine," NYSE member firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. On non-routine proposals, such "uninstructed shares" may not be voted by member firms. Only Proposal 2 is considered a "routine" matter for this purpose and brokers, banks or other nominees generally have discretionary voting power with respect to such proposal. Proposal 1 and Proposal 3 are not considered routine matters, and without your instructions, your broker cannot vote your shares for those proposals.

How many votes are needed to approve each proposal?

For Proposal No. 1, the election of directors, the three nominees receiving the most "For" votes cast by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes "For" or "Withheld" will affect the outcome. Broker non-votes will have no effect.

To be approved, Proposal No. 2, the ratification of the selection of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018, must receive "For" votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you mark your proxy to "Abstain," it will have the same effect as an "Against" vote. However, this proposal is a matter on which a broker, bank or other nominee has discretionary voting authority, and thus, we do not expect any broker non-votes with respect to Proposal 2.

Proposal No. 3, the advisory vote on the compensation of our named executive officers, will be considered to be approved if it receives "For" votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you mark your proxy to "Abstain," it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

Because your vote on Proposal 3 is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 14,827,787 shares outstanding and entitled to vote. Thus, the holders of 7,413,894 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

CLASSIFIED BOARD

Eagle's Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Any vacancy in the Board may be filled by the vote of a majority of the directors then in office or by the stockholders at the next annual meeting thereof or at a special meeting thereof. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is duly elected and qualified.

As a result of Richard A. Edlin's appointment to the Board, effective March 17, 2017, the Board presently has seven members. There are three directors in the class whose term of office expires in 2018. Each of the three nominees named below is currently a director of the Company. If elected at the Annual Meeting, each of these nominees would serve until the 2021 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director's death, resignation or removal. The Company encourages its directors and nominees for director to attend the Annual Meeting. All of the then-current members of the Board attended our annual meeting of stockholders in 2017.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Eagle. Each person nominated for election has agreed to serve if elected. The Company's management has no reason to believe that any nominee will be unable to serve.

The following table sets forth the names, ages as of April 24, 2018, and certain other information for each of the nominees for Class I directors and for each continuing director whose terms do not expire at the Annual Meeting.

Name	Class	Age	Position(s)	Director Since	Current Term Expires	Expiration of Term For Which Nominated
1. Directors Whose Terms Expire at the Annual Meeting and Who Are Nominees for Terms Expiring at the 2021 Annual Meeting
Michael Graves(1)(2)	I	55	Chairman of the Board	2013	2018	2021
Robert Glenning(1)(3)	I	57	Director	2016	2018	2021
Richard A. Edlin(3)	I	57	Director	2017	2018	2021
2. Continuing Directors Whose Terms Do Not Expire at the Annual Meeting
Scott Tarriff	II	58	CEO/Director	2007	2019	—
Sander Flaum(2)(3)	II	81	Director	2007	2019	—
Steven Ratoff(1)	III	75	Director	2007	2020	—
Douglas L. Braunstein(2)	III	57	Director	2016	2020	—

(1)
Member of our audit committee.

(2)
Member of our compensation committee.

(3)
Member of our nominating and corporate governance committee.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2021 ANNUAL MEETING

Our nominating and corporate governance committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company's business. To that end, the nominating and corporate governance committee has identified and evaluated nominees in the broader context of the Board's overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the nominating and corporate governance committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the nominating and corporate governance committee to believe that these nominees should continue to serve on the Board. However, each of the members of the nominating and corporate governance committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Michael Graves

Michael Graves has served as a member of our Board since November 2013. In June 2016, our Board appointed Mr. Graves chairman of the Board. In January 2012, Mr. Graves joined the board of directors of RiboCor, Inc. and in December 2011, Mr. Graves was appointed chairman of the board of directors of Nanocopoeia, Inc., both private pharmaceutical companies. From May 2007 to July 2011, Mr. Graves served as the chief executive officer and president of Paddock Laboratories, Inc., a pharmaceutical company engaged in the manufacture, distribution and marketing of bioequivalent generic pharmaceuticals. From September 2005 to November 2006, Mr. Graves served as president of the generic products division at Par Pharmaceutical Companies, Inc., a publicly-traded developer, manufacturer and marketer of specialty pharmaceuticals. While at Par, Mr. Graves oversaw the strategy development of Par's generic pharmaceutical business. Beginning in 1998, Mr. Graves served as director of marketing and sales operations of Par, and in 2004, Mr. Graves was promoted to senior vice president of corporate development and strategic planning. Mr. Graves served in this position until his promotion to president of the generic products division in September 2005. Mr. Graves holds a B.S. from State University College of New York at Buffalo. Our Board believes that Mr. Graves' extensive experience in marketing, sales, business development and operations qualifies him to serve on our Board.

Robert Glenning

Robert Glenning has served as a member of our Board since July 2016. Mr. Glenning has over 30 years of experience in the healthcare industry and since July 2016 has served as the president of the financial services and information service divisions and chief financial officer at Hackensack Meridian Health, a not-for-profit healthcare organization that is the most comprehensive health delivery network in the state of New Jersey, with anticipated revenues of over $4 billion annually. From 2007 to June 2016, he served as executive vice president and chief financial officer of Hackensack University Health Network. From 2002 to 2007, Robert served as an executive vice president and chief financial officer of Kaleida Health Inc., the largest healthcare system in western NY. Prior to Kaleida Health, he served as vice president and chief financial officer of acute care at Northeast Health and Albany Memorial Hospital. Robert began his career at PricewaterhouseCoopers. He earned his BBA from Siena College and his MBA from Clarkson University. He is a Certified Public Accountant (license currently inactive). Our Board believes that Mr. Glenning's extensive executive experience and background in the healthcare industry as well as his strong financial background qualifies him to serve on our Board.

Richard A. Edlin

Richard A. Edlin has served as a member of our Board since March 2017. Mr. Edlin joined Greenberg Traurig, LLP in August 2000. He was named Vice Chair of the firm in September 2016 and Chair of the New York Litigation Department in January 2014. He has been a member of the Firm's Executive Committee since February 2013. Mr. Edlin is a trial lawyer with broad experience in both trial and appellate courts including the U.S. Supreme Court and the Delaware Supreme Court. He has tried cases in federal and state courts all over the country and has handled domestic and international arbitrations. Mr. Edlin handles a wide variety of litigation and routinely acts for companies and their management in areas such as securities, general commercial and contractual disputes, antitrust and intellectual property. He is currently handling matters for leading financial institutions arising out of the economic downturn and real estate collapse; intellectual property litigation for major electronics/consumer companies; for leading pharmaceutical companies involved in contract disputes; antitrust investigations; and for individuals involved in various commercial disputes. Mr. Edlin is a frequent lecturer on litigation strategy and is the author of Courtroom Strategies for Litigation Success. He received his B.A. degree from Tufts University, magna cum laude in history, and received his law degree from Columbia University School of Law, where he was a Harlan Fiske Stone Scholar. Our Board believes that Mr. Edlin's experience as an attorney and his demonstrated facility as a corporate and strategic advisor qualify him to serve on our Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
EACH NOMINEE NAMED IN PROPOSAL 1.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2019 ANNUAL MEETING

Sander Flaum

Sander A. Flaum has served as a member of our Board since March 2007. Since January 2005, Mr. Flaum has served as a principal of Flaum Navigators, a healthcare consultancy firm that he founded. From 1991 to 2002, Mr. Flaum served as chairman and chief executive officer of Robert A. Becker Euro RSCG Becker (now Havas Health). Prior to that, Mr. Flaum held various positions during an 18-year career at Lederle Laboratories, a private vaccine manufacturer that is now Wyeth Pharmaceuticals, including as marketing director of prescription products, vaccines and generics. Mr. Flaum is a member of the Euro RSCG Healthcare Global Network, and he has served as its co-chairman since 1998. Mr. Flaum also serves on the board of directors of The Fisher College of Business at The Ohio State University, The James Cancer Center at the OSU Medical Center and the Fordham Graduate School of Business. In addition, Mr. Flaum serves on the boards of Lime Connect and Marathon Pharmaceuticals. Mr. Flaum is an adjunct professor of leadership and executive-in-residence at the Fordham University Graduate School of Business, where he chairs the Fordham Leadership Forum. Mr. Flaum holds a B.A. from The Ohio State University and an M.B.A. from Fairleigh Dickinson University. Our Board believes that Mr. Flaum's extensive experience in the pharmaceutical and biotech industries qualifies him to serve on our Board.

Scott Tarriff

Scott Tarriff is our founder and has served as our Chief Executive Officer and as a member of our Board since our inception in January 2007. Prior to joining Eagle, Mr. Tarriff held various executive positions at Par Pharmaceutical Companies, Inc., a publicly-traded developer, manufacturer and marketer of specialty pharmaceuticals, including as president and chief executive officer from September 2003 to September 2006, after joining Par in 1998. Mr. Tarriff also served on Par's board of directors from 2002 to September 2006. Prior to that, Mr. Tarriff held various positions with Bristol-Meyers Squibb, a publicly-traded biopharmaceutical company, including senior director-marketing. Mr. Tarriff has served as a director of Synthetic Biologics, Inc., a publicly-traded biotechnology company, since February 2012 and as a director of Ziopharm Oncology, Inc., a publicly-traded biotechnology company, since September 2015 and previously served on the board of directors of Clinical Data, Inc., a publicly-traded pharmaceutical company, from September 2009 to April 2011 when Clinical Data was acquired by Forest Laboratories, Inc. Mr. Tarriff holds a B.S. in marketing from Pennsylvania State University and an M.B.A. from Rider College. Our Board believes that Mr. Tarriff's extensive knowledge of our business, his management experience in the pharmaceutical industry, as well as his operational expertise, qualifies him to serve on our Board and as our Chief Executive Officer.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2020 ANNUAL MEETING

Steven Ratoff

Steven B. Ratoff is a private investor who has served as a member of our Board since March 2007. Mr. Ratoff's prior experience includes serving as a venture partner for ProQuest Investments from 2005 to 2013, as chief executive officer of Novadel Pharma, Inc., a specialty pharmaceutical company from 2010 to 2017, and as chief executive officer of CIMA Labs, Inc., a specialty pharmaceutical company acquired by Cephalon in 2004. In addition, Mr. Ratoff served as chief financial officer of the Brown-Forman Company from 1995 to 2001. Mr. Ratoff holds a B.S. in business administration from Boston University and an M.B.A. with Distinction from the University of Michigan. Our Board believes that Mr. Ratoff's extensive executive experience and background in the global pharmaceutical and consumer products industries as well as his strong financial background qualifies him to serve on our Board.

Douglas L. Braunstein

Douglas L. Braunstein has served as a member of our Board since July 2016. Since 2015, Mr. Braunstein has served as the managing partner and founder of Hudson Executive Capital LP, an investment firm focused on value creation as a strategic shareholder. Since March 2018, Mr. Braunstein has served as a director of Corindus Vascular Robotics, Inc., a publicly-traded designer and manufacturer of precision vascular robotic-assisted systems for use in interventional vascular procedures. Previously, Mr. Braunstein served in various roles at JPMorgan Chase & Co., including as vice chairman from 2013 to 2014, chief financial officer from 2010 to 2012, and also serving as a member of the company's operating committee from 2010 to 2012, head of Americas investment banking and global M&A from 2008 to 2010, and global head of industry coverage from 2002 to 2007 and M&A from 1997 to 2007. Mr. Braunstein graduated from Harvard Law School with a J.D. and from Cornell University with a B.S. in industrial and labor relations. Our Board believes that Mr. Braunstein's extensive executive experience and background in investment strategy and banking as well as his strong financial background qualifies him to serve on our Board.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under Nasdaq listing standards, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the listed company's board of directors. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that with the exception of Scott Tarriff, who is not an independent director by virtue of his employment with us, all of our current directors, including Michael Graves, Robert Glenning and Richard A. Edlin, who are each director nominees, are independent directors within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board found that none of these independent directors or nominees for director had a material or other disqualifying relationship with the Company.

BOARD LEADERSHIP STRUCTURE: POSITION OF BOARD CHAIR IS SEPARATE FROM CEO

Our Board is currently chaired by Michael Graves, who has served in this role since June 2016. As a general policy, our Board believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management's performance and enhances the effectiveness of the Board as a whole. As such, Mr. Tarriff serves as our Chief Executive Officer while Michael Graves serves as our Chairman of the Board but is not an officer.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the key functions of our Board is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

MEETINGS OF THE BOARD OF DIRECTORS

Our Board met 10 times during the fiscal year ended December 31, 2017. Each Board member attended at least 75% of the aggregate number of meetings of the Board and of the committees on which he served, held during the portion of the last fiscal year for which he was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

Our Board has established an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which has the composition and responsibilities described below.

As disclosed in our Current Report on Form 8-K filed with the SEC on January 6, 2017, in connection with his appointment on January 2, 2017 as President and Chief Commercial Officer of Eagle, David Pernock resigned from the Board. Most recently, as disclosed in our Current Report on Form 8-K filed with the SEC on March 16, 2017, upon the recommendation of the nominating and corporate governance committee, the Board approved on March 13, 2017 the appointment of Richard A. Edlin to the Board and to the nominating and corporate governance committee, effective as of March 17, 2017.

As a result, effective March 17, 2017, the composition of the audit committee, compensation committee, and nominating and corporate governance committees of the Board is as follows:

  •
  Audit Committee: Steven Ratoff (Chair), Michael Graves, Robert Glenning
  •
  Compensation Committee: Michael Graves (Chair), Sander Flaum, Douglas Braunstein
  •
  Nominating and Corporate Governance Committee: Sander Flaum (Chair), Robert Glenning, Richard A. Edlin

Before describing the current composition and responsibilities of each of the committees of our Board, we note that from time to time, the Board may establish other committees to facilitate the management of our business. In addition, each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding "independence"

and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. Below is a description of each committee of the Board.

AUDIT COMMITTEE

Our audit committee currently consists of Steven Ratoff, Michael Graves and Robert Glenning, each of whom our Board has determined satisfies Nasdaq and SEC independence requirements. The chairperson of our audit committee is currently Mr. Ratoff. The audit committee met five times during the fiscal year ended December 31, 2017. The functions of this committee include, among other things:

  •
  evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

  •
  reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

  •
  monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

  •
  prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

  •
  reviewing our annual and quarterly financial statements and reports, and discussing the statements and reports with our independent auditors and management;

  •
  reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

  •
  reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;

  •
  establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;

  •
  preparing the report that the SEC requires in this Proxy Statement;

  •
  reviewing and providing oversight of any related-person transactions in accordance with our related-person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

  •
  reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;

  •
  reviewing on a periodic basis our investment policy; and

  •
  reviewing and evaluating on an annual basis the performance of the audit committee, including compliance of the audit committee with its charter.

Our Board has determined that Steven Ratoff qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq listing rules. In making this determination, our Board has considered Mr. Ratoff's extensive financial experience and business background. Both our independent registered public accounting firm and management periodically meet privately with our audit committee.

Our audit committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of Nasdaq, and is available to stockholders on the Company's website at www.eagleus.com.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2017 with management of the Company. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board ("PCAOB"). The audit committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants' communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm's independence. Based on the foregoing, the audit committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

AUDIT COMMITTEE

Mr. Steven Ratoff, Chairman

Mr. Michael Graves

Mr. Robert Glenning

COMPENSATION COMMITTEE

Our compensation committee currently consists of Michael Graves, Sander Flaum and Douglas Braunstein. The chairperson of our compensation committee is currently Michael Graves. Our Board has determined that each of the members of our compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, is an outside director, as defined pursuant to Section 162(m) of the Code, and satisfies Nasdaq independence requirements. Our compensation committee met three times during the fiscal year ended December 31, 2017. The functions of our compensation committee include, among other things:

  •
  reviewing, modifying and approving (or if it deems it appropriate, making recommendations to the full Board regarding) our overall compensation strategy and policies;

  •
  reviewing and approving the compensation and other terms of employment of our executive officers;

  •
  reviewing and approving performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

  •
  reviewing and approving (or if it deems it appropriate, making recommendations to the full Board regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

  •
  evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

  •
  reviewing and approving (or if it deems it appropriate, making recommendations to the full Board regarding) the type and amount of compensation to be paid or awarded to our non-employee Board members;

  •
  establishing policies with respect to votes by our stockholders to approve named executive officer compensation as required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on named executive officer compensation;

  •
  reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

  •
  administering our equity incentive plans;

  •
  establishing policies with respect to equity compensation arrangements;

  •
  reviewing the competitiveness of our executive compensation program and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

  •
  reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

  •
  reviewing the adequacy of its charter on a periodic basis;

  •
  reviewing with management and approving our disclosures in our periodic reports or proxy statements to be filed with the SEC;

  •
  preparing the report that the SEC requires in this Proxy Statement; and

  •
  reviewing and assessing on an annual basis the performance of our compensation committee.

Our compensation committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of Nasdaq, and is available to our stockholders on our website at www.eagleus.com.

COMPENSATION COMMITTEE PROCESSES AND PROCEDURES

Typically, our compensation committee meets at least semi-annually and with greater frequency if necessary, and meets regularly in executive session. The charter of our compensation committee grants the compensation committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the committee considers necessary or appropriate in the performance of its duties.

Additional information regarding compensation committee processes and procedures is included below in the "Compensation Discussion and Analysis" section of this proxy statement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our compensation committee currently consists of Michael Graves, Sander Flaum and Douglas Braunstein. None of the members of our compensation committee has ever been an executive officer or employee of ours. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or compensation committee.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Our nominating and corporate governance committee currently consists of Sander Flaum, Robert Glenning and Richard A. Edlin, each of whom our Board has determined satisfy Nasdaq independence requirements. The chairperson of our nominating and corporate governance committee is currently Mr. Flaum. The nominating and corporate governance committee did not meet, but acted by unanimous written consent once during the fiscal year ended December 31, 2017. The functions of our nominating and corporate governance committee include, among other things:

  •
  identifying, reviewing and evaluating candidates to serve on our Board consistent with criteria approved by our Board;

  •
  determining the minimum qualifications for service on our Board;

  •
  evaluating director performance on the Board and applicable committees of the Board and determining whether continued service on our Board is appropriate;

  •
  evaluating, nominating and recommending individuals for membership on our Board;

  •
  evaluating nominations by stockholders of candidates for election to our Board;

  •
  considering and assessing the independence of members of our Board;

  •
  developing a set of corporate governance policies and principles, including a code of business conduct and ethics, periodically reviewing and assessing these policies and principles and their application and recommending to our Board any changes to such policies and principles;

  •
  considering questions of possible conflicts of interest of directors as such questions arise;

  •
  reviewing the adequacy of its charter on an annual basis; and

  •
  annually evaluating the performance of the nominating and corporate governance committee.

The nominating and corporate governance committee identifies, reviews and evaluates director candidates and nominates qualified candidates to the full Board for consideration. There is no fixed process for identifying and evaluating potential candidates to be nominees for directors, and there is no fixed set of qualifications that must be satisfied before a candidate will be considered. Rather, the nominating and corporate governance committee has the flexibility to consider such factors as it deems appropriate. These factors may include education, general business and industry experience, ability to act on behalf of stockholders, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating board nominees. Although the nominating and corporate governance committee does not have a policy with regard to the consideration of diversity in identifying director candidates, overall board diversity of industry background and experience is generally among the factors considered. The nominating and corporate governance committee believes that a board comprised of directors with diverse skills and experiences relevant to our industry and operations will result in efficient and competent oversight of our various core competencies, which include pharmaceutical and biologics development, strategic partnering, commercialization activities, regulatory compliance, corporate finance and accounting. As such, the nominating and corporate governance committee gives consideration to the interplay of a director candidate's experience with that of other members of the Board and the evolving needs of our business.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of Nasdaq, and is available to stockholders on the Company's website at www.eagleus.com. Under this charter, the nominating and corporate governance committee has the power and authority to consider recommendations for nominees to our Board and proposals submitted by our stockholders and to establish any policies, requirements, criteria and procedures, including policies and procedures to facilitate stockholder communications with our Board, to recommend to our Board appropriate action on any such proposal or recommendation and to make any disclosures required by applicable law in the course of exercising its authority.

STOCKHOLDER RECOMMENDATIONS OF DIRECTOR CANDIDATES

The nominating and corporate governance committee will consider director candidates recommended by stockholders. The nominating and corporate governance committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether or not the candidate was recommended by a stockholder. If a stockholder wishes simply to recommend a candidate for consideration as a director nominee by the nominating and corporate governance committee, it should submit the recommendation to the nominating and corporate governance committee in writing to the Secretary of the Company at Eagle Pharmaceuticals, Inc., 50 Tice Boulevard, Suite 315, Woodcliff Lake, NJ 07677. Assuming that appropriate information is provided for candidates recommended by stockholders, the nominating and corporate governance committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board or other persons, as described above and as set forth in its written charter.

STOCKHOLDER NOMINATIONS FOR DIRECTORSHIPS

If a stockholder wishes to actually submit a proposal for a director nomination, such proposal must be received by the Company in the manner and within the timeframe(s) set forth under the heading "When are stockholder proposals and director nominations due for next year's Annual Meeting of Stockholders?" above. Any such nominations must follow the procedures and include the information called for by our Bylaws.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Company has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Pursuant to this policy, stockholders wishing to communicate with the Board or an individual director may send a written communication to the Board or such director c/o Eagle Pharmaceuticals, Inc., 50 Tice Boulevard, Suite 315, Woodcliff Lake, NJ 07677, Attn: Secretary. Each communication must set forth:

  •
  the name and address of the Eagle stockholder on whose behalf the communication is sent; and

  •
  the number of Eagle shares that are owned beneficially by such stockholder as of the date of the communication.

Each communication will be reviewed by Eagle's Secretary to determine whether it is appropriate for presentation to the Board or such director. Examples of inappropriate communications include advertisements, solicitations or hostile communications.

Communications determined by the Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.eagleus.com. The nominating and corporate governance committee of our Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board has selected BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. BDO USA, LLP has audited the Company's financial statements since 2007. Representatives of BDO USA, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of BDO USA, LLP as the Company's independent registered public accounting firm. However, the audit committee of the Board is submitting the selection of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of BDO USA, LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2017 and December 31, 2016, by BDO USA, LLP, the Company's principal accountant.

	Fiscal Year Ended December 31,
	2017	2016
Audit Fees(1)	$508,921	$408,053
Audit Related Fees(2)	—	72,000
Tax Fees(3)	$24,724	34,942
All Other Fees	—	—

Total Fees	$533,645	$514,995

(1)
Audit fees consist of fees billed for professional services performed by BDO USA, LLP for the audit of our annual financial statements, the review of interim financial statements, and related services that are normally provided in connection with registration statements.

(2)
Audit related fees relate to our acquisition of Arsia Therapeutics, Inc. (now Eagle Biologics, Inc.).

(3)
Tax fees relate to professional services rendered in connection with tax audits and tax return preparation services.

In connection with the audit of each of the Company's 2017 and 2016 financial statements, the Company entered into an engagement agreement with BDO USA, LLP that sets forth the terms by which BDO USA, LLP will perform audit services for the Company.

During the fiscal years ended December 31, 2017 and December 31, 2016, no time was expended on the Company's financial audit by BDO USA, LLP by persons other than BDO USA, LLP full-time permanent employees.

PRE-APPROVAL POLICIES AND PROCEDURES

We maintain an auditor independence policy that prohibits our auditors from performing non-financial consulting services, such as information technology consulting and internal audit services. This policy mandates that the audit committee approve the audit and non-audit services and related budget in advance, and that the audit committee be provided with quarterly reporting on actual spending. This policy also mandates that we may not enter into auditor engagements for non-audit services without the express approval of the audit committee. In accordance with this policy, the audit committee pre-approved all services to be performed by our independent registered public accounting firm.

The audit committee has determined that the rendering of services other than audit services by BDO, USA LLP is compatible with maintaining the principal accountant's independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE
BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018.

PROPOSAL 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Section 14A of the Exchange Act, enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC's rules.

We encourage stockholders to review the Compensation Discussion and Analysis, or "CD&A," included below. The CD&A provides additional details of our executive compensation program, including our compensation philosophy and objectives, the individual elements of our executive compensation program, and how our executive compensation program is administered. In addition, we have included the amounts of compensation of our named executive officers for fiscal years 2015, 2016 and 2017 in the compensation tables below, and in the related disclosures contained in this Proxy Statement.

Our compensation committee continually reviews the compensation philosophy, policies and practices for our named executive officers to ensure they achieve the desired goals of attracting and retaining talented and experienced senior executives to lead us successfully in a competitive environment while aligning our executive compensation structure with our stockholders' interests.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote "FOR" the following resolution at the Annual Meeting:

  "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission."

The say-on-pay vote is advisory, and therefore not binding on us, our compensation committee or our Board. Our Board and compensation committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders' concerns and our compensation committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL
TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS,
AS DESCRIBED IN THIS PROXY STATEMENT.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers as of April 24, 2018:

Name	Age	Position(s)
Executive Officers*
Scott Tarriff	58	Chief Executive Officer, Director
David Pernock	63	President and Chief Commercial Officer
Pete A. Meyers	48	Chief Financial Officer
Adrian J. Hepner, M.D., Ph.D.	56	Executive Vice President and Chief Medical Officer

*
As disclosed in our Current Report on Form 8-K filed with the SEC on January 6, 2017, Mr. Pernock's appointment as President and Chief Commercial Officer of Eagle became effective on January 2, 2017. In connection with Mr. Pernock's appointment, Scott Tarriff resigned from his position as President of the Company, effective January 2, 2017. Mr. Tarriff continues to serve as our Chief Executive Officer and as a member of the Board.

As disclosed in our Current Report on Form 8-K filed with the SEC on May 15, 2017, Pete A. Meyers' appointment as Chief Financial Officer of Eagle became effective on May 15, 2017. In connection with Mr. Meyers' appointment, David E. Riggs ceased serving as Chief Financial Officer of the Company, effective May 15, 2017.

As disclosed in our Current Report on Form 8-K filed with the SEC on February 22, 2018, Steven L. Krill's employment with the Company as Executive Vice President and Chief Scientific Officer terminated, effective February 26, 2018.

The following is biographical information for our executive officers:

Scott Tarriff

Scott Tarriff is our founder and has served as our Chief Executive Officer and as a member of our Board since our inception in January 2007. Prior to joining Eagle, Mr. Tarriff held various executive positions at Par Pharmaceutical Companies, Inc., a publicly-traded developer, manufacturer and marketer of specialty pharmaceuticals, including as president and chief executive officer from September 2003 to September 2006, after joining Par in 1998. Mr. Tarriff also served on Par's board of directors from 2002 to September 2006. Prior to that, Mr. Tarriff held various positions with Bristol-Meyers Squibb, a publicly-traded biopharmaceutical company, including senior director-marketing. Mr. Tarriff has served as a director of Synthetic Biologics, Inc., a publicly-traded biotechnology company, since February 2012 and as a director of Ziopharm Oncology, Inc., a publicly-traded biotechnology company, since September 2015 and previously served on the board of directors of Clinical Data, Inc., a publicly-traded pharmaceutical company, from September 2009 to April 2011 when Clinical Data was acquired by Forest Laboratories, Inc. Mr. Tarriff holds a B.S. in marketing from Pennsylvania State University and an M.B.A. from Rider College.

David Pernock

David Pernock has served as our President and Chief Commercial Officer since January 2017. Previously, Mr. Pernock served as a member of our Board from April 2015 until January 2017. Before becoming our President and Chief Commercial Officer in January 2017, Mr. Pernock served as chairman of the board of directors since September 2009 and as chief executive officer since February 2010 of Fibrocell Science, Inc., a publicly-traded autologous cell and gene therapy company. From December 1993 until November 2009, Mr. Pernock held various positions at GlaxoSmithKline, eventually serving as senior vice president of pharmaceuticals, vaccines (biologics), oncology, acute care, and HIV divisions. From May 2009 until February 2011, Mr. Pernock served as a director of Martek Biosciences Corporation. Mr. Pernock holds a B.S. in business administration from Arizona State University.

Pete A. Meyers

Pete A. Meyers has served as our Chief Financial Officer since May 2017. From April 2016 to January 2017, Mr. Meyers served as the Chief Financial Officer of Motif BioSciences Inc., where he led the execution of the company's November 2016 U.S. initial public offering. From August 2013 to March 2016, Mr. Meyers served as Chief Financial Officer and Treasurer of TetraLogic Pharmaceuticals Corporation, where he led the execution of the company's December 2013 initial public offering and subsequent acquisition of Shape Pharmaceuticals, Inc. Prior to his role at TetraLogic, Mr. Meyers spent 18 years in health care investment banking, holding positions of increasing responsibility at Dillon, Read & Co., Credit Suisse First Boston LLC and, most recently, as Co-Head of Global Health Care Investment Banking at Deutsche Bank Securities Inc. Mr. Meyers currently serves on the Board of Directors of Immutep Ltd, where he chairs the audit committee. Mr. Meyers is also the Chairman and President of The Thomas M. Brennan Memorial Foundation, Inc. Mr. Meyers holds a B.S. in finance from Boston College and an M.B.A. from Columbia Business School.

Adrian J. Hepner, M.D., Ph.D.

Adrian J. Hepner, M.D., Ph.D., has served as our Executive Vice President and Chief Medical Officer since January 2016, and previously served as our Executive Vice President, Clinical Research, Medical & Regulatory Affairs from January 2015 to January 2016. Dr. Hepner has over 25 years of experience in U.S. and international clinical research and drug development. Included in his experience is the development and implementation of the clinical and regulatory strategy for a number of products from early stage development through successful New Drug Application and European Union regulatory filings. After receiving his M.D. degree, Dr. Hepner completed visiting research physician experiences in the Department of Psychiatry at Harvard Medical School, the Department of Neurology at the National Institute of Mental Health, and a post-doctoral fellowship in neuropharmacology at the University of Ottawa. Additionally, he spent 17 years in neuropsychiatry private practice and participated in multiple clinical research studies. Dr. Hepner's pharmaceutical industry experience includes over 15 years of progressively increasing drug development responsibilities. He had a leading role in the regulatory and clinical activities for FDA approval of the first product for pseudobulbar affect, as well as the successful completion of placebo-controlled studies in other indications. Most recently, between July 2013 and December 2014, Dr. Hepner held the role of vice president of clinical research and medical affairs at BioDelivery Sciences International (BDSI), where he led the regulatory review process for the first buccal film approved for the maintenance treatment of opioid dependence and had a critical role in its commercial launch. Prior to BDSI, in 2012, Dr. Hepner was senior medical director at UCB BioSciences, Inc., where he was responsible for global development projects in the central nervous system therapeutic area. He was also vice president of clinical research at Avanir Pharmaceuticals, from 2006 to 2012, and led global clinical research projects in the U.S. and Latin America for IVAX Corporation/Teva Pharmaceuticals from 2000 to 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company's common stock as of December 31, 2017 for:

  •
  each of our directors and nominees for director;

  •
  each person, or group of affiliated persons, who is known by us to beneficially own more than five percent of our outstanding common stock;

  •
  each of our named executive officers; and

  •
  all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities, or have the right to acquire such powers within 60 days. Common stock subject to options that are currently exercisable or exercisable within 60 days of December 31, 2017 are deemed to be outstanding and beneficially owned by the person holding the options. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as otherwise indicated, we believe that all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Percentage ownership calculations are based on 14,847,744 shares outstanding as of December 31, 2017, adjusted as required by rules promulgated by the SEC. Addresses of individuals are c/o Eagle Pharmaceuticals, Inc., 50 Tice Boulevard, Suite 315, Woodcliff Lake, New Jersey 07677.

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares (#)	Percentage of Total (%)
More than 5% stockholders:
Janus Capital Management LLC(2)	1,660,881	11.2
Hudson Executive Capital LP(3)	971,000	6.5
Victory Capital Management Inc.(4)	1,050,167	7.1
BlackRock, Inc.(5)	1,234,401	8.3
Iridian Asset Management LLC(6)	1,503,202	10.1
Park West Asset Management LLC(7)	1,036,274	7.0
State Street Corporation(8)	767,781	5.2
Named Executive Officers and Directors:
Scott Tarriff(9)	1,943,985	12.6
David Pernock(10)	57,007	*
Pete A. Meyers	700	*
Adrian J. Hepner, M.D., Ph.D.(11)	73,668	*
David E. Riggs(12)	137,954	*
Steven L. Krill, Ph.D.(13)	92,435	*
Douglas L. Braunstein(14)	984,333	6.6
Steven Ratoff(15)	72,044	*
Sander Flaum(16)	70,094	*
Michael Graves(17)	1,163,720	7.8
Robert Glenning(18)	13,333	*
Richard A. Edlin(19)	41,740	*
All directors and executive officers as a group (12 persons)**	4,518,333	28.2

*
Represents beneficial ownership of less than one percent.

**
For purposes of this beneficial ownership table and the row titled "All directors and executive officers as a group," while not an executive officer as of December 31, 2017, David E. Riggs is included as one of the 12 persons in this group given his service as our Chief Financial Officer during the fiscal year ended December 31, 2017.

(1)
This table is based upon information supplied by officers, directors and stockholders known by us to be beneficial owners of more than five percent of our common stock as well as Schedules 13G or 13D (and amendments thereto) filed with the SEC, which information may not be accurate as of December 31, 2017.

(2)
This information is as of December 31, 2017 and is based solely on information contained in the Schedule 13G filed with the SEC on February 12, 2018. Janus Capital Management LLC ("Janus Capital") has a direct 97.11% ownership stake in INTECH Investment Management ("INTECH") and a direct 100% ownership stake in Perkins Investment Management LLC ("Perkins"). Due to the above ownership structure, holdings for Janus Capital, Perkins and INTECH are aggregated for purposes of Janus Capital's Schedule 13G/A filing. Janus Capital, Perkins and INTECH are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients (collectively referred to herein as "Managed Portfolios"). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of 1,660,881 shares or 11.2% of the shares outstanding of our common stock held by such Managed Portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. The principal address of Janus Capital is 151 Detroit Street, Denver, CO 80206.

(3)
This information is as of August 9, 2017 and is based on information contained in the Form 4 filed with the SEC on August 11, 2017. The principal business of Hudson Executive Capital LP, a Delaware limited partnership ("Hudson Executive"), is to serve as investment adviser to certain affiliated investment funds (the "HEC Funds"). Douglas L. Braunstein, one of our directors, is a managing partner of Hudson Executive and a managing member of Hudson Executive's general partner, HEC Management GP, LLC, a Delaware limited liability company, and along with Hudson Executive (as the investment adviser to the HEC Funds), Mr. Braunstein may be deemed to share power to vote or direct the vote of (and share power to dispose or direct the disposition of) the shares of common stock held by Hudson Executive. The principal address of Hudson Executive is c/o Hudson Executive Capital LP, 1185 Avenue of the Americas, 32nd Floor, New York, NY 10036.

(4)
This information is as of December 31, 2017 and is based solely on information contained in the Schedule 13G filed with the SEC on February 7, 2018. Victory Capital Management Inc. ("Victory Capital") is the beneficial owner of our common stock held on behalf of numerous clients who have the right to receive and the power to direct the receipt of dividends from, or the proceeds of the sale of, such common stock, and Victory Capital disclaims any ownership associated with such rights. No client has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, more than 5% of the shares outstanding of common stock of the Company. The principal address of Victory Capital is 4900 Tiedman Rd. 4th Floor, Brooklyn, OH 44144.

(5)
This information is as of December 31, 2017 and is based solely on information contained in the Schedule 13G filed with the SEC on January 29, 2018. BlackRock Inc. ("BlackRock") is a parent holding company or control person of various subsidiaries that acquired shares of our common stock reported in this table, of which only BlackRock Fund Advisors beneficially owns 5% or greater of the outstanding shares of our common stock beneficially owned by BlackRock. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of our common stock. No one person's interest in our common stock is more than five percent of the total outstanding common shares. The principal address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(6)
This information is as of December 31, 2017 and is based solely on information contained in the Schedule 13G filed with the SEC on January 8, 2018. Iridian Asset Management LLC ("Iridian") is an entity that is majority owned by Arovid Associates LLC, a Delaware limited liability company owned and controlled by the following: 12.5% by David L. Cohen ("Cohen"), 12.5% by Harold J. Levy ("Levy"), 37.5% by LLMD LLC, a Delaware limited liability company, and 37.5% by ALHERO LLC, a Delaware limited liability company. LLMD LLC is owned 1% by Cohen, and 99% by a family trust controlled by Cohen. ALHERO LLC is owned 1% by Levy and 99% by a family trust controlled by Levy. Iridian has direct beneficial ownership of 1,503,202 shares of common stock in the accounts for which it serves as the investment adviser under its investment management agreements. As a result of the above ownership structure, Cohen and Levy may be deemed to possess beneficial ownership of the shares beneficially owned by Iridian by virtue of their indirect controlling ownership of Iridian, and having the power to vote and direct the disposition of shares as joint Chief Investment Officers of Iridian. Cohen and Levy have disclaimed beneficial ownership of such shares. The principal business address of Iridian, Cohen and Levy is 276 Post Road West, Westport, CT 06880-4704.

(7)
This information is as of December 31, 2017 and is based solely on information contained in the Schedule 13G filed with the SEC on February 14, 2018. Park West Asset Management LLC ("PWAM"), a Delaware limited liability company, is the investment manager to (i) Park West Investors Master Fund, Limited ("PWIMF"), a Cayman Islands exempted company that is the holder of 923,874 shares of our common stock and (ii) Park West Partners International, Limited ("PWPI" and, collectively with PWIMF, the "PW Funds"), a Cayman Islands exempted company that is the holder of 112,400 shares. Peter S. Park ("Park") is the sole member and manager of PWAM. As a result of the above structure, the 1,036,274 shares held in the aggregate by the PW Funds may be deemed to be beneficially owned (x) indirectly by PWAM, as the investment adviser to PWIMF and PWPI, and (y) indirectly by Park, as the sole member and manager of PWAM. The principal address of the PW Funds and Park is 900 Larkspur Landing Circle, Suite 165, Larkspur, California 94939.

(8)
State Street Corporation ("State Street") is an investment advisor and the beneficial owner of our common stock held on behalf of numerous clients who have the right to receive and the power to direct the receipt of dividends from, or the proceeds of the sale of, such common stock. The principal business address of State Street is State Street Financial Center, One Lincoln Street, Boston, MA 02111.

(9)
Includes (i) 89,905 shares of common stock owned directly by him, (ii) 176,361 shares of common stock held by Janney Montgomery Scott LLC CUST FBO Scott Tarriff IRA for the Benefit of Mr. Tarriff (the "IRA Trust"), of which Mr. Tarriff is a trustee and, as such, may be deemed to share voting and dispositive power with respect to all shares held by the IRA Trust, (iii) options to purchase 574,039 shares of common stock exercisable within 60 days of December 31, 2017 and (iv) 1,103,680 shares of common stock held by the Tarriff 2016 Generation Skipping Exempt Family Trust DTD 12/28/2016 (the "Family Trust") for the benefit of Mr. Tarriff's spouse and three children, of which Mr. Graves is the trustee, and as such, while Mr. Tarriff may be deemed to share voting and dispositive power with respect to all shares held by the Family Trust, Mr. Tarriff disclaims beneficial ownership with respect to such shares in the Family Trust, except to the extent of his pecuniary interest therein.

(10)
Includes 56,041 shares of common stock underlying options that are exercisable within 60 days of December 31, 2017.

(11)
Includes 73,668 shares of common stock underlying options that are exercisable within 60 days of December 31, 2017.

(12)
Includes 137,954 shares of common stock underlying options that are vested and exercisable within 60 days of December 31, 2017. Pursuant to the Separation Agreement dated January 24, 2018, by and between the Company and Mr. Riggs (the "Riggs Separation Agreement"), Mr. Riggs' employment with the Company terminated as of November 30, 2017 (the "Separation Date"). As a result, options which were vested and exercisable as of the Separation Date may be exercised by Mr. Riggs for a period equal to twenty-four months from the Separation Date, but in no event later than the expiration date set forth in the applicable option documents or the day before the tenth anniversary of applicable date of grant of such option, if earlier.

(13)
Includes 92,435 shares of common stock underlying options that are exercisable within 60 days of December 31, 2017.

(14)
Includes (i) 13,333 shares of common stock underlying options that are exercisable within 60 days of December 31, 2017 and (ii) the shares of common stock held by Hudson Executive Capital LP, a Delaware limited partnership ("Hudson Executive"), referred to in footnote (3) above. The shares held by Hudson Executive are held for the account of certain private investment funds (the "HEC Funds") for which Hudson Executive acts as investment adviser. Mr. Braunstein controls the general partner of Hudson Executive and indirectly controls the general partner of the HEC Funds.

(15)
Includes 56,380 shares of common stock underlying options that are exercisable within 60 days of December 31, 2017.

(16)
Includes 58,720 shares of common stock underlying options that are exercisable within 60 days of December 31, 2017.

(17)
Includes (i) 1,000 shares of Common Stock owned directly by him, (ii) options to purchase 59,040 shares of Common Stock exercisable within 60 days of December 31, 2017 and (iii) 1,103,680 shares of Common Stock held by the Family Trust for the benefit of Mr. Tarriff's spouse and three children, of which Mr. Graves is the trustee. Mr. Graves disclaims any pecuniary interest with respect to such shares in the Family Trust.

(18)
Includes 13,333 shares of common stock underlying options that are exercisable within 60 days of December 31, 2017.

(19)
Includes 12,340 shares of common stock underlying options that are exercisable within 60 days of December 31, 2017.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on a review of copies of such forms submitted to us and written representations that no other reports were required, we believe that all persons subject to the requirements of Section 16(a) filed such reports on a timely basis during the fiscal year ended December 31, 2017.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

We became a public company in February 2014, and we remained an emerging growth company subject to scaled proxy statement reporting requirements until the end of 2015. Beginning with our 2016 proxy statement filed on July 12, 2016, we have included a Compensation Discussion and Analysis, additional detail regarding our executive compensation program, and an annual "say on pay" advisory vote on the compensation of our named executive officers (consistent with the preference of our stockholders expressed at our 2016 annual meeting of stockholders until our next required say on frequency advisory vote).

This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program for the fiscal year ended December 31, 2017, for our "named executive officers" who are listed below. This discussion and analysis is intended to assist you to understand the information provided in the compensation tables below and to provide additional context regarding our overall compensation program. In addition, we explain how and why our Board and compensation committee determined our compensation policies and specific compensation decisions for our named executive officers during and for 2017 as well material program changes made in 2018 prior to the filing of this proxy statement that may be helpful to an understanding of our executive compensation program.

Named Executive Officers

Our named executive officers for the fiscal year ended December 31, 2017, are as follows:

Name	Position(s)
Scott Tarriff	Chief Executive Officer
David Pernock	President and Chief Commercial Officer
Pete A. Meyers	Chief Financial Officer
Adrian J. Hepner, M.D., Ph.D.	Executive Vice President and Chief Medical Officer
David E. Riggs	Former Chief Financial Officer
Steven L. Krill, Ph.D.	Former Executive Vice President and Chief Scientific Officer

  Executive Officer Changes

On January 2, 2017, Mr. Pernock was appointed as our President and Chief Commercial Officer. Concurrently, he resigned his position as a member of our Board (including his position as a member of our Board's Nominating and Corporate Governance Committee). In addition, in connection with Mr. Pernock's appointment, Mr. Tarriff resigned from his position as our President, effective January 2, 2017. Mr. Tarriff continues to serve as our Chief Executive Officer and as a member of our Board.

On May 9, 2017, Mr. Meyers was appointed as our Chief Financial Officer, effective May 15, 2017. As of that date, Mr. Riggs stepped down as our principal financial officer and principal accounting officer. Thereafter, he remained with us to assist with the transition until November 2017.

On February 19, 2018, we announced that Dr. Krill's employment with us as our Executive Vice President and Chief Scientific Officer would terminate effective February 26, 2018.

EXECUTIVE SUMMARY

Business Highlights

We founded our Company on the belief that many currently available critical care and oncology injectable products have suboptimal characteristics that do not meet the needs of patients, physicians, nurses or pharmacists. These characteristics can impact safety, shelf life, convenience, waste, cost, and ease of use by practitioners and pharmacy staff. 2017 and the first quarter of 2018 demonstrate the validity of this approach as we have begun to see the commercial success of some of our marketed products and have received positive input from the U.S. Food and Drug Administration (the "FDA") on some of our pipeline products.

We believe that 2017 was a transformative year for Eagle as we grew our internal commercial operations, set historical highs for revenue and EBITDA, and continued to develop our pipeline of potential breakthrough therapies. Some of Eagle's highlights from 2017 and the first quarter of 2018 include:

  •
  We received a $25 million sales milestone payment from Teva related to cumulative Bendeka sales reaching $500 million.

  •
  Eight new patents were allowed by the U.S. Patent and Trademark Office for Eagle's Bendeka portfolio bringing the total U.S. portfolio to 13 issued or allowed, with 12 listed in the Orange Book.

  •
  On July 26, 2017, we received a Complete Response Letter from the FDA regarding our 505(b)(2) new drug application for Ryanodex for the treatment of exertional heat stroke, in conjunction with external cooling methods. Based on our recent meeting with the FDA, we have agreed on a path forward and plan to conduct an additional clinical trial in August 2018 during the Hajj pilgrimage, similar to the study we conducted during the Hajj in 2015.

  •
  In August 2017, we entered into a $150 million Amended and Restated Credit Agreement comprised of a senior secured $100 million, three-year term loan facility at LIBOR + 225 basis points and a senior secured $50 million, three-year revolving credit facility, adding $100 million to the Company's available credit capacity.

  •
  On September 20, 2017, we entered into a Product Collaboration and License Agreement, effective as of September 19, 2017, (the "SymBio License") with SymBio Pharmaceuticals Limited ("SymBio") for the rights to develop and commercialize our product candidate EP-3101 (bendamustine RTD) and Bendeka (collectively, the "Products") in Japan. Under the SymBio License, we earned an upfront non-refundable cash payment of $12.5 million in the third quarter of 2017, and we are eligible to receive a milestone payment upon approval of a Product in Japan and a milestone payment upon achievement of certain cumulative net sales of the Products in Japan, which can aggregate to a total of approximately $10.0 million (subject to currency fluctuations). After regulatory approval of a Product in Japan, we are entitled to receive tiered, low double-digit royalties on net sales of the Products in Japan for so long as there are patents covering the Products in Japan or regulatory exclusivity for the Products in Japan.

  •
  In September 2017, we announced positive results of an initial study in over 50 rodents to evaluate the neuroprotective effects of Ryanodex in an established rodent model of Nerve Agent-induced seizures and seizure-related brain damage.

  •
  On October 23, 2017, we entered into an agreement with Worldwide Clinical Trials, Inc. to conduct a clinical trial for our product candidate EGL-5385-C-1701 (fulvestrant). In this clinical trial, approximately 600 healthy female subjects have been randomized across 12 sites. The study will evaluate the safety, tolerability, and pharmacokinetics of a single dose of EGL-5385-C-1701 for Injectable Suspension versus the reference drug administered by IM injection in the gluteal muscle.

  •
  On October 27, 2017, the FDA granted tentative approval for our product candidate EP-5101 for locally advanced or metastatic nonsquamous non-small cell lung cancer in combination with cisplatin; locally advanced or metastatic nonsquamous non-small cell lung cancer in patients whose disease has not progressed after four cycles of platinum-based first-line chemotherapy, as maintenance treatment; locally advanced or metastatic nonsquamous non-small cell lung cancer after prior chemotherapy as a single agent; and malignant pleural mesothelioma in patients whose disease is unresectable or who are otherwise not candidates for curative surgery in combination with cisplatin.

  •
  During the first quarter of 2018, we submitted, and the U.S. Food and Drug Administration accepted for filing, our abbreviated new drug application (ANDA) for vasopressin injection, 1ml.

  •
  On February 8, 2018, we entered into an amendment (the "Amendment") to the stock purchase agreement dated November 10, 2016 (the "Arsia SPA"), pursuant to which we acquired from Arsia Therapeutics, LLC (the "Seller") all of the outstanding capital stock of Arsia Therapeutics, Inc. (now Eagle Biologics). Pursuant to the Amendment, our obligations to make four separate milestone payments pursuant to the Arsia SPA, which could have aggregated to a total of $48 million, were settled in exchange for a single payment of $15 million by us to the Seller.

  •
  In March 2018, we announced that the United States Patent and Trademark Office (USPTO) issued a new patent to the Company's Eagle Biolgics division. Patent number 9,925,263 will expire in March 2036 and is the third patent issued in the Eagle Biologics family of patents.

  •
  In March 2018, the FDA approved a second manufacturing site for Bendeka.

  •
  For 2017, we generated record revenue, EBITDA, and non-GAAP earnings per share. Revenue in 2017 was $236.7 million, representing an increase of 25% as compared to 2016. EBITDA in 2017 was $96.2 million, representing an increase of 51% as compared to 2016. Non-GAAP earnings per share in 2017 was $4.34, representing an increase of 55% as compared to 2016. A reconciliation of EBTIDA and non-GAAP earnings per share is provided in Appendix A to this proxy statement.

  •
  As part of our stock repurchase plan, we purchased $44 million of our shares of our common stock during 2017, and an additional $7 million of our shares during the first quarter of 2018.

Compensation Highlights

Our compensation committee has carefully considered the significant corporate achievements described above and our transformation as a company in making compensation decisions. Our compensation committee aims to provide our named executive officers with compensation that is dependent upon their individual performance, the performance of our business and our common stock, and consistent with our compensation philosophy. As we have grown and our business has transformed significantly since we first became a public company in 2014, our executive compensation programs has also continued to evolve and transform to one appropriate to our size and stage of business. As such, our compensation has varied and our practices may differ from the typical practices of public companies who have been operating for longer periods of time in a less volatile and dynamic environment. Our compensation committee carefully evaluates our compensation arrangements and develops plans and arrangements that it believes are the most appropriate to drive results for our Company and our stockholders, and makes changes as we move forward to ensure that our compensation program aligns our executive officers' compensation with our stockholders' interests and our Company performance over the long-term.

Key features of our executive compensation program include the following:

  ✓
  We tie pay to performance and emphasize "at risk" compensation.    Our compensation committee structures a significant portion of our named executive officers' target total direct compensation (consisting of base salary, an annual performance bonus opportunity and equity awards) to be variable, at risk and tied directly to our performance over the short- and long-term. The following chart shows the portion of the 2017 total direct compensation of our Chief Executive Officer and our other named executive officers that was "at-risk", consisting of annual performance bonus earned and equity awards granted, as reported in our "2017 Summary Compensation Table:"

  ✓
  The annual performance bonuses are tied to meeting key corporate objectives. Our annual performance bonus opportunities for our named executive officers are tied to our achievement of annual corporate objectives established each year. We also take into account individual named executive officer contributions towards meeting our corporate goals in determining executive bonuses. No bonuses are guaranteed. In 2017, we achieved 70% of our specified corporate objectives for the year and each of our named executive officers received a performance bonus of approximately 70% or less of his target annual performance bonus opportunity. We did not pay any discretionary bonuses to our named executive officers in 2017.

  ✓
  We emphasize long-term incentive compensation, including in the form of performance-vesting restricted stock unit awards, or PSUs. Equity awards are an integral part of our executive compensation program, and comprise the primary "at-risk" portion of our named executive officers' compensation packages. We have traditionally granted stock options, which we believe are "performance-based" and strongly align the interests of our executive officers and stockholders. We recently began granting our executive officers restricted stock unit awards, or RSUs, and PSUs that are earned based on the achievement of rigorous performance goals. Half of our Chief Executive Officer's 2018 annual equity award was granted in the form of PSUs to further align long-term pay opportunities with our performance.

  ✓
  We engage with our stockholders to understand their views on our executive compensation program and make changes where appropriate, as described in the section below entitled "Stockholder Engagement and Actions in Response to 2017 Advisory Vote on Named Executive Officer Compensation."

  ✓
  We maintain stock ownership and holding guidelines. In 2017, we adopted ownership and holding guidelines, which ensure that our officers maintain a meaningful equity stake in our Company. Under these guidelines, our Chief Executive Officer must own equity interests with a value equal to six times his annual base salary and each of our other named executive officers must own equity interests with a value equal to two times his respective annual base salary, as well as retain a certain percentage of the shares acquired from equity awards if ownership requirements are not met under certain circumstances.

  ✓
  We prohibit hedging and pledging of our common stock.

  ✓
  We generally do not provide any executive fringe benefits or perquisites to our named executive officers, such as car allowances, personal security, or financial planning advice.

  ✓
  Our compensation committee has retained an independent compensation consultant to provide assistance in the discharge of its responsibilities. Our compensation committee has engaged Compensia, a national compensation consulting firm, which advises the compensation committee on market practices so that our compensation committee can regularly assess our executive compensation program against our peer companies, the general marketplace and other industry data points.

Realizable Pay and Alignment with Company Performance

Because we pay a significant portion of compensation in the form of "at-risk" long-term equity awards, viewing the compensation that is actually realizable by our Chief Executive Officer is important to an understanding of the alignment between his pay and our Company performance and stockholder interests. Realizable pay recognizes the impact of actual financial and stock performance in the returns available (or "realizable") by the executive. In contrast, reported pay (which reflects the grant date fair value for stock options used in Summary Compensation Table disclosure) estimates the expected value of compensation on the day it was granted, in accordance with financial accounting principles.

The following chart shows our indexed total stockholder return ("TSR") for 2015, 2016 and 2017, the past three fully-completed years in which we have been a publicly-traded company, with both our Chief Executive Officer's total reported compensation as well as his "realizable" pay, which reflects base salary and annual performance bonus earned and values stock options granted during the year using their "intrinsic" value as of the end of the applicable year, which is the value the award could deliver as of such time (whether or not vested and exercisable). Indexed TSR is the return associated with a hypothetical $100 investment in our common stock at the beginning of the relevant period. The following chart also shows, for comparative purposes, the 2015, 2016 and 2017 average indexed TSR of our current compensation peer group developed in late 2016.

CEO Pay vs. Indexed
TSR Performance

The chart above demonstrates that while reported pay is a measure required to be disclosed in our "Summary Compensation Table" by an SEC rule that provides consistency amongst companies, it is not the measure that best reflects the compensation paid to our Chief Executive Officer, nor the amount that can best be compared to our stock price in evaluating whether our Chief Executive Officer's compensation is aligned with our stockholders' interests. The chart above demonstrates the general alignment between our Chief Executive Officer's realizable compensation and our stock price performance. For example, during 2017, our stock price decreased, as did our Chief Executive Officer's 2017 realizable pay. Due to the decline in our stock price after the grant of stock options in January 2017, our Chief Executive Officer's 2017 stock options were "underwater" at the end of the year, and therefore had zero realizable value, despite the fact that they are reported in the 2017 Summary Compensation Table as having a value of approximately $6.7 million.

The chart above also demonstrates that our TSR out-performed our peer companies over the past three fully-completed years in which we have been public. While our TSR for 2017 was down, over the prior three-year period (2015-2017), our TSR was over 51% and fell at approximately the 93rd percentile of the three-year TSRs of the companies in our compensation peer group. Our compensation committee has taken this performance into consideration in making executive compensation decisions, including the stock option grants to our named executive officers, over such period.

STOCKHOLDER ENGAGEMENT AND ACTIONS IN RESPONSE TO 2017 ADVISORY VOTE ON EXECUTIVE COMPENSATION

At our 2017 Annual Meeting of Stockholders, we held our second "say on pay" advisory vote. Our stockholders approved, on an advisory basis, the compensation of our named executive officers, as disclosed in our 2017 proxy statement. The proposal was supported by approximately 63% of the total votes cast. Our compensation committee felt it was essential to understand the reason for this lower level of support (our say on pay advisory vote in 2016 received 99% support) and engage in dialog with our stockholders regarding our compensation program. As a result, members of our management, and in some cases members of our compensation committee and Board, actively engaged in a dialogue with a significant number of our large stockholders to gain a better understanding of their views regarding our executive compensation program as well as other governance matters. Specifically, we reached out to approximately thirty of our largest stockholders representing over 70% of our outstanding common stock. We held informative discussions with several of our top holders who expressed interest in speaking with us. In addition, we again engaged in further stockholder outreach in early 2018 in connection with 2018 compensation decisions. We also held discussions with ISS and Glass Lewis, the two largest proxy advisory firms, in early 2018. Our compensation committee's learnings and actions resulting from our advisory vote and stockholder outreach were as follows:

  •
  The lower level of support for the 2017 "say on pay" proposal was meaningfully influenced by one large stockholder which no longer held such position at the time of our 2017 Annual Meeting of Stockholders. This stockholder was a stockholder of record as of the April 2017 record date and as a result entitled to vote on our "say on pay proposal." This one holder accounted for approximately 73% of the total shares that voted against our "say on pay proposal" in 2017. Excluding the shares voted by this stockholder, support for our "say on pay proposal" was approximately 88%. Nonetheless, we reached out to this stockholder and they expressed no specific concerns with our executive compensation program.

  •
  Many of our large stockholders with whom we engaged acknowledged the value of stock options within our industry and stage of development and expressed an appreciation for the use of stock options as an effective tool in aligning pay with performance. However, many of these stockholders expressed a preference that a portion of our long-term equity incentives be granted in the form of RSUs and awards that are earned based on the achievement of specific performance goals. As a result, in 2018, our compensation committee structured 50% of our CEO's annual equity award to be delivered in the form of PSUs and 50% of our other named executive officers' annual equity awards to be delivered using a combination of RSUs and PSUs.

  •
  Some of our stockholders had the impression that we benchmarked executive compensation above median. We do not set executive compensation to a particular 'benchmark' percentile of market data. In response, in this compensation discussion and analysis, we have described with greater clarity the holistic process we engage in to determine executive compensation levels.

Our compensation committee will monitor and continue to evaluate our executive compensation program going forward in light of our stockholders views and our transforming business needs. Our compensation committee expects to continue to consider the outcome of our "say on pay" votes and our stockholders' views when making future compensation decisions for our named executive officers.

OVERVIEW OF OUR EXECUTIVE COMPENSATION PROGRAM

Objectives, Philosophy and Elements of Compensation

The overall objectives of our executive compensation program and policies are to:

  •
  attract, retain and motivate superior executive talent;

  •
  provide incentives that reward the achievement of performance goals that directly correlate to the enhancement of stockholder value, as well as to facilitate executive retention; and

  •
  align our executives' interests with those of our stockholders through long-term incentives.

Our executive compensation program generally consists of, and is intended to strike a balance among, the following three principal elements: base salary, annual performance bonuses and long-term incentive compensation in the form of equity awards. We also provide our executive officers with severance and change-in-control payments and benefits, as well as other benefits generally available to all our employees, including retirement benefits under our 401(k) plan and participation in employee benefit plans. The following table summarizes these three principal elements, their objectives and key features.

Element of Compensation	Objectives	Key Features
Base Salary (fixed cash)	Provides financial stability and security through a fixed amount of cash for performing job responsibilities.	Generally reviewed annually at the beginning of the year and determined based on a number of factors (including individual performance, internal equity, retention, expected cost of living increases and the overall performance of our Company) and by reference to market data provided by our compensation committee's compensation consultant.
Performance Bonus (at-risk cash)	Motivates and rewards for attaining rigorous annual corporate performance goals that relate to our key business objectives.	Target annual performance bonus opportunities, which are expressed as a percentage of base salary, are generally reviewed annually and determined based upon positions that have similar impact on the organization and competitive bonus opportunities in our market. Actual bonus payments are dependent upon the achievement of specific corporate performance objectives, generally determined by our compensation committee and our Board.

Actual bonus amounts earned are determined after the end of the year, based on achievement of the designated corporate performance objectives and individual executives' performance and contributions to these corporate achievements.

Long-Term Incentive (at-risk equity)	Motivates and rewards for long-term company performance; aligns executives' interests with stockholder interests and changes in stockholder value.

Attracts highly qualified executives and encourages their continued employment over the long-term.

Annual equity awards are generally reviewed and determined at the beginning of each year or as appropriate during the year for new hires, promotions, or reward for significant achievement.

Individual awards are determined based on a number of factors, including current corporate and individual performance, outstanding equity holdings and their retention value and total ownership, historical value of our stock, internal equity among executives and competitive market data provided by our compensation committee's compensation consultant.

Equity awards have been historically provided in the form of stock options that typically vest over a four-year period. Stock options are a key aspect of our "pay-for-performance" philosophy, by providing a return only if the market price of our stock appreciates over the stock option term. Beginning in 2018, our compensation committee began granting RSUs and PSUs to our executives to further align their pay with performance.

In evaluating our executive compensation program and policies, as well as the short-term and long-term value of our executive compensation plans and arrangements, our compensation committee (on behalf of our Board) focuses on providing a competitive compensation package that provides significant short-term and long-term incentives for the achievement of measurable corporate objectives and individual contribution towards our corporate performance. We believe that this approach provides an appropriate blend of short-term and long-term incentives to maximize stockholder value.

We do not currently have any formal policies for allocating compensation among base salary, annual performance bonuses and equity awards, short-term and long-term compensation or among cash and non-cash compensation. Instead, our compensation committee uses its judgment to establish a target total direct compensation opportunity for each named executive officer that is a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives. However, a significant portion of our named executive officers' target total direct compensation opportunity is comprised of "at-risk" compensation in the form of an annual performance bonus opportunity and equity awards tied to stockholder returns, in order to align their incentives with the interests of our stockholders and our corporate goals.

HOW WE DETERMINE EXECUTIVE COMPENSATION

Role of our Compensation Committee and Executive Officers in Setting Executive Compensation

As further described above, our compensation committee, comprised entirely of independent directors, is responsible for administering our executive compensation program and operates under a written charter. Among other things, the role of our compensation committee is to oversee our executive compensation program, policies, practices and plans, and to review and determine, as appropriate, the compensation to be paid to our executive officers and the non-employee members of our Board. As necessary, and if deemed appropriate by our compensation committee, the compensation committee may also make recommendations to the full Board for approval of certain compensation decisions relating to our named executive officers.

In making its executive compensation determinations, our compensation committee and, if applicable, the full Board, considers recommendations from our Chief Executive Officer for our executive officers (other than himself). In making his recommendations, our Chief Executive Officer has access to various third party compensation surveys and compensation data provided by our compensation committee's compensation consultant, as described below. While our Chief Executive Officer discusses his recommendations for the other executive officers with our compensation committee, he does not participate in the deliberations concerning, or the determination of, his own compensation. In addition to our Chief Executive Officer, our Chief Financial Officer, as well as members of our management and our legal department also attend compensation committee meetings from time to time and may take part in discussions of executive compensation. From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by our compensation committee to make presentations, provide financial or other background information or advice or otherwise participate in compensation committee meetings. No executive officer is present during voting or deliberations on his or her own compensation.

Role of our Compensation Consultant

Our compensation committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant's reasonable fees and other retention terms. As in 2015 and 2016, for purposes of evaluating 2017 compensation for each of our executive officers and making 2017 compensation decisions, our compensation committee retained Compensia, a national compensation consultant, to assist it in reviewing our executive compensation program and to ensure that our compensation program remains competitive in attracting and retaining talented executives.

During 2017, Compensia assisted our compensation committee in selecting a group of peer companies to use as a reference in understanding the competitive market, evaluating current pay practices and philosophies and considering compensation and corporate governance best practices. As described further below, Compensia also prepared an analysis of our compensation practices with respect to base salaries, annual bonuses and long-term incentive compensation compared to competitive market practices. Compensia reports directly to our compensation committee, which maintains the authority to direct their work and engagement, and advises the compensation committee from time to time. Compensia interacts with management to gain access to company information that is required to perform its services and to understand the culture and policies of our organization.

Our compensation committee has considered whether the work of Compensia has raised any conflict of interest, taking into account the following factors: (i) the amount of fees paid to Compensia, as a percentage of the firm's total revenue; (ii) the provision of other services to us by Compensia; (iii) Compensia's policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the individual compensation advisors with any member of the compensation committee; (v) any business or personal relationship of Compensia or the individual compensation advisors employed by the firm with any of our executive officers and (vi) any shares of our common stock owned by the individual compensation advisors employed by Compensia. Based on the above factors, our compensation committee has concluded that the work of Compensia and the individual compensation advisors employed by Compensia has not created any conflict of interest.

Use of Competitive Market Data

We strive to attract and retain the most highly qualified executive officers in an extremely competitive market. Accordingly, our compensation committee believes that it is important when making its compensation decisions to be informed as to the competitive market for executive talent, including the current practices of comparable public companies with which we compete for such talent. Consequently, our compensation committee reviews market data for each executive officer's position, compiled by Compensia as described below.

Our compensation committee used a group of peer companies, developed with the assistance of Compensia, as a reference point in making 2017 executive compensation decisions. This compensation peer group was selected from among publicly-traded pharmaceutical and biotechnology companies, based on the comparability of our market capitalization, and our business models. We selected a grouping of specialty pharmaceutical and biotechnology companies for whom the 25th and 75th percentile of their market capitalizations ranged between $884 million and $2.58 billion. At the time of such compilation in December 2016, our market cap was approximately $1.02 billion and fell at the 45th percentile of the companies in the peer group developed. This compensation peer group, which is referred to herein as our 2017 peer group, consisted of the following 18 publicly-traded companies:

Acorda Therapeutics	Emergent BioSolutions	Nektar Therapeutics
Akorn	Horizon Pharma	Pacira Pharmaceuticals
Alkermes	Impax Laboratories	PDL BioPharma
AMAG Pharmaceuticals	Insys Therapeutics	Seattle Genetics
Amphastar Pharmaceuticals	Lannett Co.	Sucampo Pharmaceuticals
Depomed	The Medicines Co.	Supernus Pharmaceuticals

Our compensation committee believes that the companies selected for the 2017 peer group were comparable to us, and represented our labor market for talent for key leadership positions at the time the compensation decisions for 2017 were made.

Our compensation committee did not "benchmark" the compensation of any of our named executive officers to a specific percentile of the compensation data derived from our 2017 peer group. Rather, our compensation committee reviews compensation data from the 2017 peer group companies, referred to as the market data, as reference points in making executive compensation decisions. Our compensation committee's general aim is for total executive compensation to remain competitive with the market, with individual amounts varying as appropriate based on corporate and individual executive performance, and other factors deemed to be appropriate by our compensation committee. Due to our limited history as a public company and our evolving and growing business, we have not developed a specific market positioning that we consistently aim for in setting compensation levels; instead our compensation committee determines each element of compensation, and total target cash and direct compensation, for each named executive officer based on various facts and circumstances appropriate for us in any given year. Competitive market positioning is only one of several factors, as described below under "Factors Used in Determining Executive Compensation," that our compensation committee considers in making compensation decisions, and therefore individual named executive officer compensation may fall at varying levels as compared to the market data.

Factors Used in Determining Executive Compensation

Our compensation committee sets the compensation of our executive officers at levels they determine to be competitive and appropriate for each named executive officer, using their professional experience and judgment. Compensation decisions are not made by use of a formulaic approach or benchmark; our compensation committee believes that these decisions require consideration of a multitude of relevant factors that may vary from year to year. In making executive compensation decisions, our compensation committee generally takes into consideration the factors listed below.

  ➢
  Corporate performance and business needs
  ➢
  Each named executive officer's individual performance, experience, job function, change in position or responsibilities, and expected future contributions to our company
  ➢
  Internal pay equity among our named executive officers and positions
  ➢
  The need to attract new talent to our executive team and retain existing talent in a highly competitive industry
  ➢
  A range of market data reference points (generally the 25th, 50th, 60th and 75th percentiles of the market data), as described above under "—Use of Competitive Market Compensation Data"
  ➢
  The total compensation cost and stockholder dilution from executive compensation actions
  ➢
  Trends and compensation paid to similarly situated executives within our market
  ➢
  Compensia's recommendations
  ➢
  A review of each named executive officer's total targeted and historical compensation and equity ownership
  ➢
  Our Chief Executive Officer's recommendations, based on his direct knowledge of the performance by each named executive officer and his review of competitive market data

2017 EXECUTIVE COMPENSATION PROGRAM

Annual Base Salary

In January 2017, our compensation committee increased the base salaries of each of our named executive officers by approximately three percent. Although some named executive officer's base salaries fell well below the median of market data, the compensation committee kept base salary increases minimal to adjust for cost of living increases, to provide consistency across the executive team for internal equity purposes and because, particularly in the case of our Chief Executive Officer (whose base salary fell below the 25th percentile of the market data), our compensation committee wanted to emphasize the 'at risk' components of pay rather than fixed cash compensation.

Our named executive officers' 2017 annual base salaries and increases from each of their base salaries in effect as of the end of 2016, were as follows:

Named Executive Officer	2017 Base Salary(1)	Increase from 2016 Base Salary
Scott Tarriff	$747,000	3%
David Pernock(2)	$515,000	N/A
Pete A. Meyers(3)	$400,000	N/A
Adrian J. Hepner, M.D., Ph.D.	$412,000	3%
David E. Riggs	$448,000	3%
Steven L. Krill, Ph.D.	$412,000	3%

(1)
Except as otherwise described below, all base salaries were effective as of January 1, 2017.

(2)
Mr. Pernock's annual base salary was determined in connection with his commencement of employment in January 2017.

(3)
Mr. Meyers' annual base salary was determined in connection with his commencement of employment in May 2017.

Our compensation committee set the base salary levels of Messrs. Pernock and Meyers at the time of their commencement of employment at the levels the compensation committee felt in its discretion appropriate for Mr. Pernock and Mr. Meyers, after engaging Compensia to undergo a review of compensation for similar positions at our peer companies.

Annual Performance Bonuses

Our annual performance bonus program for 2017 was developed by our compensation committee and approved by the independent members of our Board. Under the program, each named executive officer was eligible to earn a performance bonus based on the achievement of corporate objectives established by our Board for the year, based on his target annual performance bonus opportunity, expressed as a percentage of his base salary, or target bonus percentage.

Our Chief Executive Officer's performance bonus payment was based on a larger target bonus percentage than our other named executive officers because he has a greater impact on, and responsibility for, our corporate performance. Our other named executive officers' performance bonus payments were based on the same target performance bonus, to promote internal equity among the executive team. No specific individual goals were established for any of our named executive officers for 2017, and accordingly each of our named executive officers' performance bonuses were intended to be tied to our corporate objective achievements. Because each named executive officer is responsible for contributing to the corporate objectives, individually and as part of the leadership team, his individual contribution towards our achievement of the corporate performance goals was considered by the compensation committee in approving individual bonus awards.

The 2017 corporate goals on which the annual performance bonuses were based were cross-functional in nature designed to require collaboration among all named executive officers and their respective areas of responsibility to achieve success. Their attainment of the goals was intended to give us the best positioning for future growth while delivering short term benefits thus aligning the interests of our named executive officers with those of our stockholders. In December 2017, our compensation committee reviewed and approved, and the independent members of our Board approved, the extent to which we achieved each of our corporate objectives. Given the results, our compensation committee and independent members of the Board determined that we met our corporate goals at a 70% overall level. Each of the 2017 corporate goals evaluated is listed below followed by a description of our achievement in relation to such goal:

  1.
  Finalize development and initiate clinical trial program for fulvestratnt

  ✓
  We finalized formulation development for fulvestrant in a timely manner to allow for the project to continue along the necessary project timeline.
  ✓
  We manufactured registration batches, garnered feedback from the FDA regarding our clinical program, initiated the program in November 2017 and completed the randomization of 600 patients ahead of schedule.

  2.
  Continue building infrastructure for Ryanodex malignant hyperthermia indication and develop additional indications

  ✓
  We continued the expansion of our hospital sales force driving revenue growth for Ryanodex for malignant hyperthermia conditions while attaining approximately 28% unit market share. Ryanodex revenues were $17.5 million in 2017, up 50% over 2016.
  ✓
  After receiving a complete response letter from the FDA for our Ryanodex exhertional heat stroke indication, we met with the FDA and agreed on the protocal for an additional clinical study during the summer of 2018 at the Hajj pilgrimage in Saudi Arabia.
  ✓
  We have continued clinical development progress on the Ryanodex franchise which include nerve agents.

  3.
  Invest in our product development and position us to reap the rewards of our product portfolio

  ✓
  We received tentative approval for our Pemetrexed NDA from the FDA in October 2017.
  ✓
  We initiated development on new product opportunities within the Eagle Biologics business
  ✓
  We licensed our bendamustine product to Symbio for the Japan market earning an up-front milestone, and the opportunity for an approval milestone and tiered sales royalties.

  4.
  Maintain stockholder value

  ✓
  Our 2017 three-year TSR was at approximately the 93rd percentile when compared to the 2017 three-year TSRs of the companies in our compensation peer group.

In evaluating the individual performance of our named executive officers in December 2017, our compensation committee considered each person's contribution to, collaboration in, and management of the effort that went into our success. Our compensation committee approved and recommended to our Board, and the independent members of our Board approved, a performance bonus payment to each of our named executive officers under our 2017 annual performance bonus program in amounts that varied depending on such individual considerations. Each of our named executive officer's actual bonus payment, as a dollar amount and a percentage of his target annual performance bonus opportunity, as well as the target bonus amount on which such bonus was based, is shown in the table below:

Named Executive Officer	2017 Target Bonus	2017 Actual Bonus	Actual Bonus as a % of Target
Scott Tarriff(1)	$747,000	$523,000	70%
David Pernock(2)	$309,000	$216,000	70%
Pete A. Meyers(3)	$158,000	$112,000	70%
Adrian J. Hepner, M.D., Ph.D.(4)	$247,200	$136,000	55%
David E. Riggs(5)	$268,800	—	—
Steven L. Krill, Ph.D.(6)	$247,200	$99,000	40%

(1)
Mr. Tarriff received a performance bonus payment equal to 70% of his target annual performance bonus opportunity in recognition of his leadership in managing the executive team, the execution of the organization against his vision for the Company, including new business opportunities for near and long-term stockholder value, and his contribution to stockholder relations in 2017.

(2)
Mr. Pernock received a performance bonus payment equal to 70% of his target annual performance bonus opportunity in recognition of his management of commercial operations. In addition to overseeing new internal development opportunities and managing corporate operational needs, Mr. Pernock helped to optimize our sales and marketing efforts on Ryanodex.

(3)
Mr. Meyers received a performance bonus payment equal to 70% of his target annual performance bonus opportunity (pro-rated to reflect his appointment as our Chief Financial Officer in May 2017) in recognition of his management of accounting, financial planning and analysis, treasury and tax operations, capital structure optimization, and cost containment.

(4)
Dr. Hepner received a performance bonus payment equal to 55% of his target annual performance bonus opportunity in recognition of his efforts regarding our fulvestrant product development, including the related clinical study, and additional indications for Ryanodex.

(5)
Mr. Riggs did not receive a performance bonus payment in light of the termination of his employment with us as of November 30, 2017.

(6)
Dr. Krill received a performance bonus payment equal to 40% of his target annual performance bonus opportunity in recognition of his formulation development efforts for our fulvestrant product development.

In recommending and approving the annual performance bonus payments above to our named executive officers in late 2017, our compensation committee also reviewed each named executive officer's total cash and equity compensation for 2017 against the competitive market data for our peer companies as of such time as a reference point. With respect to each of our named executive officers, our compensation committee believed that his bonus payment was appropriate in recognition of the achievement of all of our corporate objectives at 70% of target.

Long-Term Equity-Incentives

We have historically granted equity awards to our named executive officers exclusively in the form of stock options. In connection with its 2017 compensation decisions, our compensation committee evaluated the appropriate form of equity compensation for us and determined that our long-term incentive compensation program for our named executive officers would continue to consist of time-based stock options that vest over a four-year period, subject to the named executive officer's continued service as of each vesting date. Our compensation committee believes that stock options are inherently performance-based, and automatically link executive pay to stockholder return, as the value realized, if any, from an award of stock options is dependent upon, and directly proportionate to, appreciation in stock price. Regardless of the reported value in the Summary Compensation Table, our named executive officers will only receive value from their stock option awards if the price of our common stock increases above the price of our common stock at time of grant, and remains above such price as the stock options continue to vest. Stock options also do not have downside protection, and the awards will not provide value to the holder when the stock price is below the exercise price.

The stock options approved by our compensation committee and the independent members of our Board in January 2017 (with the exception of Mr. Meyers, who was granted stock options in May 2017 in connection with his commencement as Chief Financial Officer) are reflected in the table below.

Named Executive Officer	Stock Option Grant (# shares)
Scott Tarriff	200,900
David Pernock	90,000
Pete A. Meyers	50,000
Steven L. Krill, Ph.D.	42,000
David E. Riggs	40,000
Adrian Hepner, M.D., Ph.D.	67,200

In determining the appropriate amount of each named executive officer award, our compensation committee considered each named executive officer's current equity holdings (including the extent to which such holdings were "in-the-money," the extent to which such holdings remained unvested and therefore continued to serve as a retention tool, as well as the potential dilution of our share reserves), individual performance, total pay opportunities, and market data provided by Compensia. Our compensation committee used its subjective judgement to determine the amounts it believed were appropriate for each named executive officer, weighing the factors listed above. Both Mr. Pernock's and Mr. Meyer's awards were new hire awards provided in connection with their commencement of employment and as a result the compensation committee additionally considered the level of award required to serve as an initial inducement to recruit and retain each of Mr. Pernock and Mr. Meyer in each of their respective roles.

  2018 Equity Awards: Introduction of PSUs and RSUs

The compensation committee reevaluated our executive equity compensation program in light of our discussions with stockholders following our 2017 "say on pay" vote, our business needs, compensation philosophy and evolving market practices and determined to modify our annual award to incorporate PSUs and RSUs. Our compensation committee believes this structure further increases the alignment between our executive officers' and stockholders' interests over the long-term. Our compensation committee carefully evaluated various structures for the PSUs and designed these PSUs as follows:

  ➢
  Vesting occurs at the end of a three-year performance period dependent on (1) our stock trading at or above certain specified prices for at least 30 consecutive trading days, or the stock performance goals, and (2) the executive officer's continuous service.
  ➢
  Stock performance goals are designed to be rigorous and significantly more challenging that the market practices utilized by our peer companies in order to provide significant incentives and payout opportunities to our executives upon considerable increases in stockholder value over a sustained period of time. Specifically, the threshold stock performance goal required for any shares to vest represented an approximately 60% increase in stock price, measured as of the time of design in late 2017; the stock performance goal required for maximum shares to vest requires us to achieve a record all-time share price high over a sustained 30-day period representing a 150% increase in share value. Additional details regarding our PSUs can be found in our Current Report on Form 8-K, filed with the SEC January 8, 2018.

PSUs represent 50% of our Chief Executive Officer's 2018 equity award and 25% of each of the other named executive officer's 2018 equity award.

OTHER FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

Agreements with our Named Executive Officers

Our Chief Executive Officer entered into an employment agreement and our other named executive officers each signed offer letters of employment upon their joining the Company. Each of these agreements established the named executive officer's starting base salary, initial target annual performance bonus opportunity, and initial option grant. These individuals' base salaries, annual performance bonus opportunities and equity awards are reviewed annually by our compensation committee and have subsequently been increased, most recently to the amounts described above in this Compensation Discussion and Analysis.

Severance and Change in Control Benefits

Each of our named executive officers has entered into a Letter Agreement Regarding Equity Awards, or the Letter Agreement, setting forth his eligibility for equity award vesting acceleration. The Letter Agreement provides that, if in connection with a "Change in Control" (as defined in the applicable equity plan), an equity award is substituted for a similar award of the successor or acquiror entity and the award holder experiences a "Qualifying Termination" (as defined in the Letter Agreement) within 90 days prior to or 12 months following such change in control, any unvested portion of any applicable equity award will become fully vested; and, if in connection with a change in control an equity award will terminate and not be assumed or continued by, or substituted for a similar award of, the successor or acquiror entity, then, any unvested portion of any applicable equity award will become fully vested, subject to the consummation of such change in control. The Letter Agreement amended the terms of all previously granted and outstanding equity awards under our 2007 Plan and 2014 Plan, and unless otherwise provided by us at the time of grant, will apply to all future equity awards.

We maintain an Officer Severance Benefit Plan, or the Severance Plan, under which certain of our named executive officers are eligible to receive severance payments and benefits upon a termination of employment without Cause (as defined in the Severance Plan). Such payments and benefits include (i) base salary continuation and payments for continuation of coverage under COBRA for six months, (ii) a pro-rata portion of his annual bonus for the performance period in which the termination occurs and (iii) certain outplacement benefits.

Our Chief Executive Officer is eligible to receive severance payments and benefits under the terms of his employment agreement, as described below under "Potential Payments upon Termination or Change in Control."

Our President and Chief Commercial Officer is eligible to receive severance payments and benefits under the terms of his offer letter, as described below under "Potential Payments upon Termination or Change in Control."

Our compensation committee periodically reviews the severance and change in control payments and benefits that we provide, including by reference to market data, to ensure they remain appropriately structured and at reasonable levels. The compensation committee believes that that severance protection payments and benefits are necessary to provide stability among our executive officers, serve to focus our executive officers on our business operations, and avoid distractions in connection with a potential change in control transaction or period of uncertainty.

A more detailed description of the Severance Plan and each of our named executive officer payment and benefit levels thereunder and other severance and change in control payments and benefits is provided below under "Potential Payments upon Termination or Change in Control."

We entered into a separation agreement with Mr. Riggs in January 2018. Pursuant to the agreement and in recognition of his past efforts for us, in exchange for a full general release of claims, we agreed to

(i) extend the post-termination exercise period of certain stock options previously granted to Mr. Riggs until November 30, 2019 (but in no event later than the original expiration date of each such stock option) and (ii) pay COBRA premiums him for a period of up to six months.

We entered into a separation agreement with Mr. Krill in February 2018. Pursuant to the agreement, in exchange for a full general release of claims, we agreed to provide the payments and benefits specified in the Severance Plan upon a termination without Cause, as described above.

Welfare and Health Benefits

Our named executive officers are eligible to participate in all of our benefit plans, such as the 401(k) plan (see the section below titled "401(k) Plan"), medical, dental, vision, short-term disability, long-term disability, group life insurance and our 2014 Employee Stock Purchase Plan, in each case generally on the same basis as other employees. We do not currently have qualified or nonqualified defined benefit plans or deferred compensation plans, nor do we offer pension or other retirement benefits other than our 401(k) plan. Our Board may elect to adopt such plans in the future if it determines that doing so is in our best interests.

Perquisites and Other Benefits

We typically do not offer perquisites or personal benefits to our named executive officers; we may from time to time provide reasonable relocation or signing bonuses to our named executive officers as our compensation committee determines appropriate to assist such individuals to commence employment with us.

401(k) Plan

We maintain a 401(k) profit sharing plan, or 401(k) plan, for our employees. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code, or the Code. The 401(k) plan provides that each participant may contribute up to the lesser of 75% of his or her compensation or the statutory limit, which was $18,000 for calendar year 2017. Participants who are 50 years old or older can also make "catch-up" contributions, which in calendar year 2017 was up to an additional $6,000, above the statutory limit. Our compensation committee provided a match during 2017 of 100% of an employee's contribution up to 3% of such employee's base salary and an additional match of 50% of such employee's contribution for the next 2% of such employee's base salary. Participant contributions are held and invested, pursuant to the participant's instructions, by the plan's trustee.

Accounting and Tax Considerations

Under Financial Accounting Standard Board ASC Topic 718, or ASC 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718. Our compensation committee has considered, and may in the future consider, the grant of performance-based or other types of stock awards to our executive officers in lieu of or in addition to stock options in light of the accounting impact of ASC 718 and other considerations.

Section 162(m) of the Code, disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to "covered employees" in a taxable year to the extent that compensation to a covered employee exceeds $1 million. Prior to the recent enactment of the Tax Cuts and Jobs Act, compensation that qualified as "performance-based compensation" under Section 162(m) of the Code was not subject to this deduction limitation. Pursuant to the Tax Cuts and Jobs Act, this exception for "performance-based compensation" under Section 162(m) of the Code was repealed, with respect to taxable years beginning after December 31, 2017, except that certain transition relief is provided by the Tax

Cuts and Jobs Act for remuneration provided pursuant to a written binding contract which was in effect on November 2, 2017 and which has not been modified in any material respect on or after such date. As a result, compensation paid to any of our "covered employees" in excess of $1 million per taxable year generally will not be deductible unless among other requirements, it is intended to qualify, and is eligible to qualify, as "performance-based compensation" under Section 162(m) of the Code pursuant to the transition relief provided by the Tax Cuts and Jobs Act. Because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m) of the Code and the regulations issued thereunder, including the uncertain scope of the transition relief provided by the Tax Cuts and Jobs Act, no assurance can be given that any compensation paid by us will be eligible for such transition relief and, therefore, eligible for the "performance-based compensation" exception under Section 162(m) of the Code. Our compensation committee will continue to monitor the applicability of Section 162(m) of the Code to its ongoing compensation arrangements.

Compensation Recovery ("Clawback") Policy

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002. Additionally, we intend to implement a Dodd-Frank Wall Street Reform and Consumer Protection Act-compliant compensation recovery ("clawback") policy as soon as, and to the extent that, the requirements of such clawbacks are finalized by the SEC.

Stock Ownership Guidelines

In 2017 we adopted stock ownership guidelines to help ensure that our senior executive officers and the non-employee members of our Board each maintain an equity stake in our Company, and by doing so, appropriately link their interests with those of our other stockholders. These guidelines require our Chief Executive Officer to own equity interests in our Company with a value equal to six times his base salary, each other senior executive officer to own equity interests with a value equal to two times his or her respective base salary, and all non-employee members of our Board to own equity interests with a value equal to three times their respective director's annual retainer, each as calculated under our policy. The guidelines also require our Chief Executive Officer, senior executive officers and non- employee members of our Board to retain at least 25% of the net "after tax" shares obtained via the exercise of any stock options or vesting of any other company stock awards until the individual meets our prescribed ownership guidelines. Compliance is assessed annually, and executive officers and directors have an initial compliance period (ranging from zero to five years, depending on how long they have been in such capacity with the Company at the time the guidelines are effective) from the date on which they become subject to the guidelines to acquire the required shares, and are allotted a shorter compliance period when an ownership guideline is increased due to a change in base salary, retainer or service status.

Policy Against Speculative Activity In Our Common Stock

We maintain a corporate policy prohibiting any officer, director, other employee or consultant of our Company from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our stock at any time. In addition, none of our officers, directors, other employees or consultants may margin, or make any offer to margin or pledge, any of the Company's stock, including without limitation, borrowing against such stock, at any time.

Risk Assessment Concerning Compensation Practices and Policies

Our compensation committee has reviewed our compensation policies and practices to assess whether they encourage our employees to take inappropriate risks. After reviewing and assessing our compensation philosophy, policies and practices, including the mix of fixed and variable, short-term and long-term incentives and overall pay, incentive plan structures, and the checks and balances built into, and oversight of, each plan and practice, our compensation committee has determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our Company as a whole.

Further, our compensation committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks; the mix of short-term compensation (in the form of base salary and an annual performance bonus opportunity, if any, which is based on a variety of performance factors), and long-term compensation prevents undue focus on short-term results and helps align the interests of our executive officers with the interests of our stockholders.

COMPENSATION COMMITTEE REPORT

Our compensation committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, our compensation committee has recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

  By the compensation committee of the Board of Eagle Pharmaceuticals, Inc.

  Mr. Michael Graves, Chairman (chairman of the compensation committee)

  Mr. Douglas Braunstein

  Mr. Sander Flaum

This report shall not constitute "soliciting material," shall not be deemed "filed" with the SEC and is not to be incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein.

EXECUTIVE COMPENSATION TABLES

Our named executive officers for the fiscal year ended December 31, 2017, which consist of our principal executive officer, each person who served as our principal financial officer during the fiscal year ended December 31, 2017, and our three other executive officers who were serving as executive officers as of December 31, 2017, are:

  •
  Scott Tarriff, our Chief Executive Officer;

  •
  David Pernock, our President and Chief Commercial Officer;

  •
  Pete A. Meyers, our Chief Financial Officer;

  •
  Adrian J. Hepner, M.D., Ph.D, our Executive Vice President and Chief Medical Officer;

  •
  David E. Riggs, our former Chief Financial Officer; and

  •
  Steven L. Krill, Ph.D., our former Executive Vice President and Chief Scientific Officer.

Summary Compensation Table

The following table sets forth in summary form information regarding the compensation provided to, or earned by, our named executive officers during the fiscal years ended December 31, 2017, December 31, 2016, and December 31, 2015:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Scott Tarriff	2017	747,000	523,000	6,742,833	29,095	8,041,928
Chief Executive Officer, Director	2016	725,000	1,087,500	5,296,432	43,214	7,152,146
	2015	499,230	375,000	1,906,250	45,659	2,826,139

David Pernock(4)	2017	515,000	216,000	3,020,682	13,143	3,764,825
President and	2016	—	—	—	—	—
Chief Commercial Officer	2015	—	—	—	—	—

Pete A. Meyers(5)	2017	238,465	112,000	1,531,473	15,844	1,897,782
Chief Financial Officer	2016	—	—	—	—	—
	2015	—	—	—	—	—

Adrian J. Hepner, M.D., Ph.D.	2017	412,000	136,000	2,255,443	28,761	2,832,204
Executive Vice President and	2016	400,000	830,000	1,827,269	38,393	3,095,662
Chief Medical Officer	2015	311,766	151,000	170,100	56,858	689,724

David E. Riggs(6)	2017	410,713	—	1,342,525	26,647	1,779,884
Former Chief Financial Officer	2016	435,000	261,000	1,827,269	27,074	2,550,342
	2015	309,849	140,000	858,362	16,570	1,324,781

Steven L. Krill, Ph.D.(7)	2017	412,000	99,000	1,409,652	25,897	1,946,549
Executive Vice President	2016	400,000	216,000	1,827,269	30,552	2,473,821
and Chief Scientific Officer	2015	318,781	146,000	1,087,112	15,889	1,567,782

(1)
Amounts reported for 2017 consist of the performance bonuses we paid to each of our named executive officers for their performance during 2017. For a description of the performance metrics and more information regarding these payments, see "Compensation Discussion and Analysis—Annual Performance-Based Bonuses."

(2)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted to our named executive officers, computed in accordance with ASC 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used in the calculation of these amounts are described in our Annual Report on Form 10-K in Note 7 to our financial statements, filed with the SEC on February 26, 2018. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(3)
Amounts reported for 2017 consist of premiums paid by us for group life, long term disability, health insurance and 401(k) matching contributions.

(4)
Mr. Pernock was appointed as our President and Chief Commercial Officer in January 2017.

(5)
Mr. Meyers joined us in May 2017 as our Chief Financial Officer.

(6)
Mr. Riggs ceased serving as our Chief Financial Officer in May 2017.

(7)
Dr. Krill ceased serving as our Executive Vice President and Chief Scientific Officer in February 2018.

Grants of Plan-Based Awards for Fiscal 2017 Table

The following table sets forth information regarding the grants of plan-based awards made during 2017 to our named executive officers.

Name	Grant Date	All Stock Awards: Number of Shares of Stock or Units (#)	All Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Scott Tarriff	01/04/2017	—	200,900	84.92	6,742,833

David Pernock	01/04/2017	—	90,000	84.92	3,020,682

Pete A. Meyers	05/15/2017	—	50,000	82.30	1,531,473

Adrian J. Hepner, M.D., Ph.D.	01/04/2017	—	67,200	84.92	2,255,443

David E. Riggs(3)	01/04/2017	—	40,000	84.92	1,342,525

Steven L. Krill, Ph.D.	01/04/2017	—	42,000	84.92	1,409,652

(1)
Each stock option was granted with an exercise price equal to the fair market value of our common stock on the grant date. The options have a term of four years and vest with respect to 25% of the shares subject to the options one year following the date of grant and with respect to 1/36th of the remaining shares on each monthly anniversary thereafter over the following three years.

(2)
The amounts shown represent the aggregate grant date fair value of the option awards granted to our named executive officers, computed in accordance with ASC 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used in the calculation of these amounts are described in our Annual Report on Form 10-K in Note 7 to our financial statements, filed with the SEC on February 26, 2018. These amounts may not correspond to the actual value that may be recognized by our named executive officers.

(3)
Pursuant to the Riggs Separation Agreement, only those option awards which were vested and exercisable as of November 30, 2017 (the "Separation Date") remain exercisable by Mr. Riggs for a period up to 24 months after the Separation Date. None of the option awards granted on January 4, 2017 were vested as of the Separation Date, and therefore, none were exerciseable at that time and were forfeited.

2017 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth certain information regarding equity awards held as of December 31, 2017 by our named executive officers.

			Option Awards(1)
Executive Officer(2)	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price Per Share ($)(3)(4)	Option Expiration Date
Scott Tarriff	10/02/2008		113,104	—	4.04	10/01/2018
	04/02/2009		124,804	—	4.04	04/01/2019
	05/03/2011		31,201	—	8.78	05/02/2021
	08/26/2014		62,500	12,500	12.63	08/25/2024
	03/13/2015		85,937	39,063	46.09	03/12/2025
	01/04/2016		86,250	93,750	86.15	01/03/2026
	01/04/2017		—	200,900	84.92	01/03/2027

David Pernock	04/8/2015	(5)	6,666	3,334	46.81	04/7/2025
	04/21/2015	(6)	10,000	—	59.31	04/20/2025
	01/04/2016	(6)	15,000	—	86.15	1/3/2026
	01/04/2017		—	90,000	84.92	1/3/2027

Pete A. Meyers	05/15/2017		—	50,000	82.30	05/14/2027

Adrian J. Hepner, M.D., Ph.D.	01/05/2015		21,875	8,125	17.15	01/04/2025
	01/04/2016		29,756	32,344	86.15	01/03/2026
	01/04/2017		—	67,200	84.92	01/03/2027

Steven L. Krill, Ph.D.	04/19/2013		457	—	4.42	04/18/2023
	04/08/2014		3,357	1,493	12.67	04/07/2024
	08/26/2014		8,333	6,667	12.63	08/25/2024
	03/13/2015		31,187	22,277	46.09	03/12/2025
	01/04/2016		29,756	32,344	86.15	01/03/2026
	01/04/2017		—	42,000	84.92	01/03/2027

(1)
Prior to our 2014 initial public offering, we granted all equity awards pursuant to the 2007 Incentive Compensation Plan, or the 2007 Plan. Following our initial public offering, we have provided equity compensation under our 2014 Equity Incentive Plan, or the 2014 Plan. Generally, our stock option awards vest over a four-year period. Options granted before February 11, 2014 were granted under our 2007 Plan and contain an early exercise feature allowing the holder to exercise and receive unvested shares of our common stock which are subject to our right to repurchase in accordance with the vesting schedule. Stock options and shares of our common stock acquired by early exercising stock options that are subject to our repurchase right accelerate vesting upon the occurrence of change in control transactions under certain circumstances described below in the "Potential Payments Upon Termination or Change in Control" section.

(2)
Pursuant to the Riggs Separation Agreement, Mr. Riggs' employment with us terminated on November 30, 2017 (the "Separation Date"). As a result, Mr. Riggs' option awards ceased vesting on the Separation Date. As of the Separation Date, options for 137,454 shares of our common stock were vested, exercisable and unexercised, which options have grant dates between November 21, 2013 and January 4, 2016 and exercise prices between $4.94 and $86.15 per share.

(3)
Unless otherwise noted, the option awards listed in the table above vest with respect to 25% of the shares subject to the options one year following the date of grant and with respect to 1/36th of the remaining shares on each monthly anniversary thereafter over the following three years, subject to the named executive officer's continuous service with us through the vesting date. All option awards granted under our 2007 Plan (which excludes the awards granted on or after April 8, 2014 in the table above) allow the holder to exercise and receive unvested shares of our common stock which are subject to our right to repurchase in accordance with the vesting schedule described above.

(4)
All of the option awards listed in the table above were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant.

(5)
These option awards vest annually over three years, subject to the named executive officer's continuous service with us through the vesting date.

(6)
These option awards vested with respect to 100% of the shares subject to the options one year following the date of grant.

2017 Option Exercises and Stock Vested Table

The following table provides certain information regarding option exercises during the fiscal year ended December 31, 2017 with respect to our named executive officers. None of our named executive officers were granted equity awards other than stock options and as a result, there were no stock awards that vested during the fiscal year ended December 31, 2017.

Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)
Scott Tarriff	—	$—
David Pernock	—	—
Pete A. Meyers	—	—
Adrian J. Hepner, M.D., Ph.D.	—	—
David E. Riggs	—	—
Steven L. Krill, Ph.D.	14,125	$1,006,242

(1)
Amounts shown do not reflect amounts actually received by the named executive officer. The amounts reflect the product of (i) the difference between the closing market price per share on the date of exercise less the exercise price per share of the applicable option multiplied by (ii) the number of shares of our common stock exercised under the applicable option award.

Potential Payments Upon Termination or Change in Control

Pursuant to Mr. Tarriff's employment agreement, if he is terminated without cause (and other than as a result of his death or disability) or if he resigns for good reason, he is entitled to receive continued payments of his base salary for 12 months following the date of his termination, provided that he continues to comply with certain restrictive covenants set forth in his employment agreement.

For purposes of Mr. Tarriff's employment agreement, "cause" generally means (1) his neglect or failure to perform his substantial duties or obligations, including his material breach of his employment agreement, after receiving prior written notice and an opportunity to cure, if applicable; (2) his willful misconduct that materially injures our reputation, business or business relationships; (3) his conviction of or plea of guilty or nolo contendere to any crime or offense involving our money or other property; (4) his conviction of or plea of guilty or nolo contendere to or acceptance of deferred adjudication or judgment to any crime constituting a felony; (5) his breach of any fiduciary duty prohibiting his self-dealing to improperly secure any personal profit or gain in connection with our business; or (6) entry of an order of a court or securities regulatory or self-regulatory body which enjoins or otherwise sanctions, limits or restricts his performance under his employment agreement, due to his misconduct.

For purposes of Mr. Tarriff's employment agreement, "good reason" generally means his termination of employment with us for any of the following reasons unless cured within a specified period of notice by Mr. Tarriff: (1) our failure to promptly pay him any undisputed compensation owed under his employment agreement; (2) any reduction in his employee benefits or bonus opportunity, other than one made generally for all senior executives or as a result of our impaired finances; (3) a material diminution in his duties, title, authority or responsibilities; (4) our assignment to him of duties that are inconsistent with the duties stated in his employment agreement; (5) our material breach of any provision of his employment agreement; (6) a requirement that he relocate as a result of moving his offices outside the greater New York City metropolitan area; or (7) our delivery of a written notice electing not to extend the term of his employment under his employment agreement.

Pursuant to Mr. Pernock's offer letter, if he is terminated prior to the second anniversary of his commencement of employment without cause and not in connection with a change of control or his voluntary transition without good reason, Mr. Pernock is eligible for severance pay equal to his then-current monthly base salary payable for a period of 12 months plus a pro-rata portion of his annual performance bonus for the performance period in which his termination occurs, payable in equal installments in accordance with our regular payroll procedures over a 12 month period, and one half of the shares of our common stock subject to his stock option granted in 2017 will vest in full.

On August 4, 2015, our Board and compensation committee approved and adopted the Eagle Pharmaceuticals, Inc. Officer Severance Benefit Plan, which we refer to as the Severance Plan. Pursuant to the terms of the Severance Plan, certain Eligible Officers (as defined in the Severance Plan) that are subject to a termination of employment without Cause (as defined in the Severance Plan) will be entitled to an amount equal to such officer's then-current monthly Base Salary (as defined in the Severance Plan) payable for a period of six months. In addition: (i) all Eligible Officers will be entitled to a pro-rata portion of such officer's annual bonus for the performance period in which the termination of employment occurs, payable in equal installments in accordance with our regular payroll procedures, (ii) certain Eligible Officers will be entitled to outplacement counseling and training services in an amount not to exceed $15,000 and (iii) certain Eligible Officers will be entitled to payment of the employer portion of COBRA continuation coverage for a period of six months. Drs. Krill and Hepner and Mr. Meyers are participants in the Severance Plan and are each entitled to cash severance payments for a period of six months, a pro-rata portion of their annual bonus for the performance period in which the termination occurs, as well as the outplacement services and COBRA continuation coverage payments described above. As disclosed in our January 30, 2018 Current Report on Form 8-K filed with the SEC, pursuant to the Riggs Separation Agreement, Mr. Riggs accepted certain other payments and severance benefits, including the extension of the period during which Mr. Riggs may exercise his options which were vested and exerciseable as of his separation date, in full satisfaction and in lieu of any payments and benefits to which he may previously have been entitled under the Severance Plan. The participation of Drs. Krill and Hepner and Mr. Meyers in the Severance Plan is in lieu of any severance payments and benefits previously provided pursuant to the terms of their respective offer letter agreements. As a condition to receipt of payments and benefits under the Severance Plan, each Eligible Officer must sign a waiver and release of claims in favor of us.

Further, each of our named executive officers (other than Dr. Hepner and Mr. Meyers) holds stock options under the 2007 Plan, which generally provides for acceleration of vesting and lapse of our repurchase right with respect to the shares of our common stock acquired by early exercising such options upon certain change in control transactions and provides for acceleration of vesting upon such named executive officer's termination of employment within 24 months following certain change in control transactions for reasons other than for cause or by resignation by the officer without good reason (i.e., a "double-trigger" acceleration benefit). Each of our named executive officers holds option awards under, and subject to the terms of, the 2014 Plan. Upon certain change in control transactions described in the 2014 Plan, the 2014

Plan provides that our Board may take a number of actions, in its discretion, with respect to outstanding stock options, including providing for the continuation, assumption or substitution of such awards, accelerating the awards, cancelling the awards in exchange for cash or no cash consideration. Upon the named executive officer's termination of employment from service, option awards under both the 2007 Plan and the 2014 Plan will generally be cancelled immediately or within a period of three to 18 months following such termination, depending on the nature of such termination (whether it is for cause, without cause, by reason of death or disability).

As also described in the section above entitled "Compensation Discussion and Analysis—Severance and Change in Control," each of our named executive officers has entered into a Letter Agreement Regarding Equity Awards, or the Letter Agreement, which provides that, if in connection with a "Change in Control" (as defined in the applicable equity plan), an equity award is substituted for a similar award of the successor or acquiror entity and the award holder experiences a "Qualifying Termination" (generally, a termination of employment without Cause or resignation for Good Reason, in each case as such terms are defined in the Letter Agreement) within 90 days prior to or 12 months following such change in control, any unvested portion of any applicable equity award will become fully vested; and, if in connection with a change in control an equity award will terminate and not be assumed or continued by, or substituted for a similar award of, the successor or acquiror entity, then, any unvested portion of any applicable equity award will become fully vested, subject to the consummation of such change in control. To receive the vesting acceleration benefits under the Letter Agreement, each named executive officer must sign a separation agreement containing, among other things, a general release of claims in favor of the Company. The Letter Agreement amended the terms of all previously granted and outstanding equity awards under our 2007 Plan and 2014 Plan, and unless otherwise provided by us at the time of grant, will apply to all future equity awards.

The following table sets forth estimated compensation that would have been payable to each of our named executive officers as severance or upon a change in control of the Company under three possible alternative scenarios, assuming the termination triggering severance payments or a change in control took place on December 31, 2017.

Name	Cash Payment ($)(1)	Accelerated Vesting of Stock Options ($)(2)	Health and Other Benefits ($)(3)	Total ($)
Scott Tarriff
Termination without cause or resignation for good reason other than in the context of a change in control	747,000	—	—	747,000

Change in control only(4)	—	796,207	—	796,207

Change in control with termination without cause or resignation for good reason(5)	747,000	796,207	—	1,543,207
David Pernock
Termination without cause or resignation for good reason other than in the context of a change in control	566,500	—	21,611	588,111

Change in control only(4)	—	—	—	—

Change in control with termination without cause or resignation for good reason(5)	566,500	—	21,611	588,111
Pete A. Meyers
Termination without cause or resignation for good reason other than in the context of a change in control	440,000	—	22,680	462,680

Change in control only(4)	—	—	—	—

Change in control with termination without cause or resignation for good reason(5)	440,000	—	22,680	462,680
Adrian J. Hepner, M.D., Ph.D.
Termination without cause or resignation for good reason other than in the context of a change in control	453,200	—	27,601	480,801

Change in control only(4)	—	294,693	—	294,693

Change in control with termination without cause or resignation for good reason(5)	453,200	294,693	27,601	775,494
Steven L. Krill, Ph.D.
Termination without cause or resignation for good reason other than in the context of a change in control	453,200	—	21,331	474,531

Change in control only(4)	—	375,910	—	375,910

Change in control with termination without cause or resignation for good reason(5)	453,200	375,910	21,331	850,441

(1)
Amounts shown reflect cash payments based on base salary only for Mr. Tarriff. All other named officers were participants in our Severance Plan as of December 31, 2017 and accordingly, the amounts shown reflect cash payments based on salary and bonus, as described in the section titled "Severance and Change in Control Benefits" All cash payments are made over time for the respective severance period for each named executive officer.

(2)
Amounts shown represent the value of unvested stock options upon the applicable triggering event described in the first column. The value of stock options is based on the difference between the exercise price of the options and $53.42, which was the closing price of our common stock on Friday, December 29, 2017.

(3)
Amounts shown represent the estimated cost of providing COBRA continuation coverage as well as $15,000 in transition assistance, as described in the section titled "Severance and Change in Control Benefits."

(4)
Vesting acceleration benefits are payable in this scenario pursuant to the terms of each named executive officer's Letter Agreement, if, upon a Change in Control, an equity award shall terminate and will not be assumed or continued by the successor or acquiror entity or substituted for a similar award of the successor or acquiror entity. Vesting acceleration is contingent upon the named executive officer's execution of a separation agreement containing, among other things, confidentialy and non-disparagement obligations, and a waiver and release of claims in favor of us.

(5)
Cash and health and other benefits, as applicable, are payable in this scenario under the Severance Plan or, in the case of Mr. Tarriff, his employment agreement. Vesting acceleration benefits are payable in this scenario pursuant to the terms of each named executive officer's Letter Agreement, where upon a Change in Control (x) the named executive officer's equity award is assumed or continued by the successor or acquiror entity or such equity award is substituted for a similar award of the successor or acquior entity, and (y) the named executive officer experiences a Qualifying Termination within 90 days prior to, or 12 months following, such Change in Control. Vesting acceleration is effective as of the date that is 60 days following the date of such Qualifying Termination and contingent upon the named executive officer's execution of a separation agreement containing, among other things, confidentialy and non-disparagement obligations, and a waiver and release of claims in favor of us.

Option Repricings

We did not engage in any repricings or other modifications or cancellations with respect to the outstanding equity awards held by or granted to our named executive officers during the fiscal year ended December 31, 2017.

Limitations on Liability and Indemnification Agreements

As permitted by Delaware law, provisions in our amended and restated certificate of incorporation and amended and restated bylaws limit or eliminate the personal liability of directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, a director exercise an informed business judgment based on all material information reasonably available to him or her. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

  •
  any breach of the director's duty of loyalty to us or our stockholders;

  •
  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  •
  any act related to unlawful stock repurchases, redemptions or other distributions or payments of dividends; or

  •
  any transaction from which the director derived an improper personal benefit.

These limitations of liability do not limit or eliminate our rights or any stockholder's rights to seek nonmonetary relief, such as injunctive relief or rescission. These provisions will not alter a director's liability under other laws, such as the federal securities laws or other state or federal laws. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Delaware law, our amended and restated bylaws provide that:

  •
  we will indemnify our directors, officers, employees and other agents to the fullest extent permitted by law;

  •
  we must advance expenses to our directors and officers, and may advance expenses to our employees and other agents, in connection with a legal proceeding to the fullest extent permitted by law; and

  •
  the rights provided in our amended and restated bylaws are not exclusive.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director or officer, then the liability of our directors or officers will be so eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our bylaws permit such indemnification. We have obtained such insurance.

In addition to the indemnification that is provided for in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into separate indemnification agreements with each of our directors and executive officers, which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements may require us, among other things, to indemnify our directors and executive officers for some expenses, including attorneys' fees, expenses, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of his or her service as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

This description of the indemnification provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and our indemnification agreements is qualified in its entirety by reference to these documents.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought and we are not aware of any threatened litigation that may result in claims for indemnification.

CEO PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer, Scott Tarriff (our "CEO"):

For 2017:

  •
  the median of the annual total compensation of our employees was $213,679;

  •
  the annual total compensation of our CEO was $8,041,928; and

  •
  the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our employees was 38 to 1.

We identified the employee with compensation at the median of the annual total compensation of all our employees using the following methodology.

In determining our employee population, we considered all individuals, excluding our CEO, who were employed by us and our consolidated subsidiaries on December 31, 2017, whether employed on a full-time, part-time, seasonal or temporary basis. We did not include any contractors or other non-employee workers in our employee population.

To identify our median employee, we calculated the annual total compensation for each of our employees for the 12-month period from January 1, 2017 through December 31, 2017 using the same compensation elements we use to calculate the total annual compensation for each of our named executive officers for the 2017 Summary Compensation Table as set forth in this proxy statement. However, for simplicity, we calculated annual base pay using a reasonable estimate of the hours worked during 2017 for hourly employees and actual salary paid for our remaining employees. For permanent employees hired during 2017, we annualized their salary or base pay as if they had been employed for the entire measurement period. We did not make any cost-of-living adjustment.

The pay ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and applicable guidance. The SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering the pay-ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company's compensation practices and pay-ratio disclosures.

2017 DIRECTOR COMPENSATION TABLE

Historically, we have not paid cash or equity compensation to directors who are also our employees for service on our Board. Prior to our 2014 initial public offering, we provided equity compensation generally in the form of stock options under the 2007 Plan to our non-employee members of our Board. Following our initial public offering, we have provided equity compensation in the form of stock options under our 2014 Plan to our non-employee members of our Board. We have reimbursed and will continue to reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board and committees of our Board. We do not maintain any agreements with our directors governing their services or compensation for their services on our Board or otherwise.

During 2017, each of our non-employee directors earned cash compensation for their services on our Board pursuant to our director compensation policy in effect during 2017, as descrbed below in "Non-Employee Director Compensation Policy." On January 4, 2017, we granted an option to purchase 10,000 shares of our common stock to each of Messrs. Flaum, Graves, Ratoff, Glenning and Braunstein, each of which has an exercise price per share of $84.92 and by its terms vested with respect to 100% of the underlying shares on January 4, 2018, subject to the director's continued service with us through such date.

On March 17, 2017, in connection with his appointment to our Board, we granted an option to purchase 10,000 shares of our common stock to Mr. Edlin, which has an exercise price per share of $81.27 and vests annually over three years, subject to his continued service with us through each applicable vesting date.

The following table sets forth in summary form information regarding the compensation earned for service on our Board during the year ended December 31, 2017 by our directors who were not also our employees:

Name(1)	Year	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	Total ($)
Sander Flaum	2017	77,500	320,045	397,545
Michael Graves	2017	137,500	320,045	457,545
Steven Ratoff	2017	80,000	320,045	400,045
David Pernock(3)	2017	—	—	—
Douglas Braunstein	2017	65,000	320,045	385,045
Robert Glenning	2017	73,750	320,045	393,795
Richard A. Edlin(4)	2017	45,938	317,561	363,499

(1)
Mr. Tarriff was an employee director during 2017, and his compensation is fully reflected in the "2017 Summary Compensation Table" above. Mr. Tarriff did not receive any additional compensation in 2017 for services provided as a member of our Board.

(2)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted to our non-employee directors during 2017, computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in our Annual Report on Form 10-K in Note 7 to our financial statements, filed with the SEC on February 26, 2018. These amounts do not reflect the actual economic value that will be realized by our non-employee directors upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

Mr. Edlin, who joined our Board in March 2017, received an option to purchase 10,000 shares of our common stock on March 17, 2017 with a grant date fair value of $31.76 per share and total grant date fair value of $317,561. Each of the other non-employee directors received an option to purchase 10,000 shares of our common stock on January 4, 2017 with a grant date fair value of $32.00 per share and total grant date fair value of $320,045.

(3)
Mr. Pernock resigned from our Board, effective as of January 2, 2017, upon his appointment as our President and Chief Commercial Officer.

(4)
Our Board appointed Mr. Edlin to fill Mr. Pernock's seat on our Board, effective March 17, 2017.

The aggregate number of shares of our common stock subject to outstanding option awards held by each non-employee director as of December 31, 2017 was as follows: Mr. Flaum, 58,720 shares; Mr. Graves, 69,040 shares; Mr. Ratoff, 56,380 shares; Mr. Braunstein, 20,000; Mr. Glenning, 20,000 shares; and Mr. Edlin, 12,340 shares.

Non-Employee Director Compensation

For the fiscal year ended December 31, 2017, our non-employee director compensation policy provided that each such non-employee director would receive the following compensation for service on our Board:

  •
  an annual cash retainer of $55,000, paid quarterly for service (other than as chairman) on the Board;

  •
  an additional annual cash retainer of $40,000, paid quarterly, for service as chairman of the Board;

  •
  an additional annual cash retainer of $25,000, paid quarterly, for service as chairman of the audit committee;

  •
  an additional annual cash retainer of $20,000, paid quarterly, for service as chairman of the compensation committee;

  •
  an additional annual cash retainer of $12,500, paid quarterly, for service as chairman of the nominating and corporate governance committee;

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  an additional annual cash retainer of $10,000, paid quarterly, for service as chairman of the executive committee;

  •
  an additional annual cash retainer of $12,500, paid quarterly, for service (other than as chairman) on the audit committee;

  •
  an additional annual cash retainer of $10,000, paid quarterly, for service (other than as chairman) on the compensation committee;

  •
  an additional annual cash retainer of $6,250, paid quarterly, for service (other than as chairman) on the nominating and corporate governance committee;

  •
  an annual option grant to purchase 10,000 shares of our common stock vesting monthly over one year following the grant date; and

  •
  upon first joining our Board, an automatic initial grant of an option to purchase 10,000 shares of our common stock vesting monthly over three years following the grant date.

The Board determined the foregoing compensation upon consultation with the compensation committee and our compensation consultant and a review of market data. The Board regularly evaluates and will continue to re-evaluate non-employee director compensation from time to time in connection with the compensation committee's and our compensation consultant's recommendations, and our review of market data, in order to appropriately incentivize our non-employee directors.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2017:

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders

2007 Incentive Compensation Plan	438,906	$20.90	—	(1)

2014 Equity Incentive Plan	2,352,107	$79.83	1,572,791	(2)

2014 Employee Stock Purchase Plan	—	—	780,730	(3)

Equity compensation plans not approved by security holders	—	—	—

Total	2,791,013	$57.13	2,353,521

(1)
No further grants were made under the 2007 Incentive Compensation Plan after February 11, 2014.

(2)
The number of shares of common stock reserved for issuance under the 2014 Equity Incentive Plan will automatically increase on January 1 of each year, commencing on January 1, 2016 and ending on (and including) January 1, 2024, by 6% of the total number of shares of our capital stock outstanding on December 31st of the preceding fiscal year, or a lesser number of shares determined by our Board. Pursuant to the terms of the 2014 Equity Incentive Plan, an additional 890,864 shares were added to the number of available shares effective January 1, 2018.

(3)
The number of shares of common stock reserved for issuance under the 2014 Employee Stock Purchase Plan will automatically increase on October 1st of each year, commencing on October 1, 2014 and ending on (and including) October 1, 2024, by the lesser of (i) 1% of the total number of shares of our capital stock outstanding on September 30th of the preceding fiscal year, (ii) 180,726 shares of our common stock or (iii) a lesser number of shares determined by our Board. Pursuant to the terms of the 2014 Employee Stock Purchase Plan, an additional 149,209 shares were added to the number of available shares effective October 1, 2017.

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

We have adopted a related-person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related-person transactions. For purposes of our policy only, a "related-person transaction" is defined as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any "related person" are participants involving an amount that exceeds $120,000.

Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy. A related person is defined as any executive officer, director or a holder of more than 5% of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our audit committee (or, where review by our audit committee would be inappropriate, to another independent body of our Board) for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our audit committee or other independent body of our Board takes into account the relevant available facts and circumstances including, but not limited to:

  •
  the risks, costs and benefits to us;

  •
  the impact on a director's independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

  •
  the terms of the transaction;

  •
  the availability of other sources for comparable services or products; and

  •
  the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, our audit committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our Board, determines in the good faith exercise of its discretion. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

CERTAIN RELATED-PERSON TRANSACTIONS

The following includes a summary of transactions since the beginning of our last fiscal year to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements.

Employment Arrangements

We have entered into employment arrangements with our named executive officers as more fully described above in "Agreements with our Named Executive Officers." As disclosed in our May 15, 2017 Current

Report on Form 8-K filed with the SEC, we entered into an employment offer letter with Pete A. Meyers in connection with his appointment as our Chief Financial Officer.

Legal Services

As disclosed in our February 26, 2018 Annual Report on Form 10-K filed with the SEC, during the year ended December 31, 2017, we obtained legal services with respect to certain regulatory matters from Greenberg Traurig, LLP ("Greenberg") totaling $1.3 million. We intend to continue to retain Greenberg to provide legal representation to the Company from time to time, and expect that the fees payable to Greenberg in connection with the representation will exceed $120,000. Richard A. Edlin, a member of our Board, is an attorney and shareholder of Greenberg. As a result, Mr. Edlin and Greenberg are "related persons," and the prior and proposed representations have been identified as "related-person transactions."

Stock Options Granted to Executive Officers and Directors

We have granted stock options to our executive officers and directors, as more fully described in the "2017 Outstanding Equity Awards at Fiscal Year-End Table" and "Director Compensation" sections above.

Indemnification Agreements

As more fully described above in "Limitations on Liability and Indemnification Agreements," we have entered into, and intend to continue to enter into, indemnification agreements with each of our directors and executive officers, in addition to the indemnification provided for in our amended and restated bylaws and our amended and restated certificate of incorporation. We believe that these agreements are necessary to attract and retain qualified persons as our officers and directors. We also maintain directors' and officers' liability insurance.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Intenternet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Eagle stockholders will be "householding" our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify us or your broker. Direct your written request to Michael Cordera, Executive Vice President and General Counsel, Eagle Pharmaceuticals, Inc., 50 Tice Boulevard, Suite 315, Woodcliff Lake, NJ 07677, or call us at (201) 326-5300. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Scott Tarriff Chief Executive Officer and Director

April 30, 2018

A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC on February 26, 2018, is available without charge upon written request to: Corporate Secretary, Eagle Pharmaceuticals, Inc., 50 Tice Boulevard, Suite 315, Woodcliff Lake, NJ 07677.

 Appendix A

NON-GAAP FINANCIAL PERFORMANCE MEASURES

        In addition to financial information prepared in accordance with U.S. GAAP, this proxy statement contains adjusted net income and adjusted earnings per share from continuing operations attributable to the Company. The Company believes these measures provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information.

        Adjusted net income from continuing operations excludes share-based compensation expense, depreciation, amortization of acquired intangible assets, changes in contingent purchase price, non-cash interest expense and tax adjustments. The Company believes these non-GAAP financial measures help indicate underlying trends in the Company's business and are important in comparing current results with prior period results and understanding projected operating performance. Non-GAAP financial measures provide the Company and its investors with an indication of the Company's baseline performance before items that are considered by the Company not to be reflective of the Company's ongoing results. See the attached (i) Reconciliation of GAAP to Adjusted Non-GAAP Net Income and Adjusted Non-GAAP Earnings per Share and (ii) Reconciliation of GAAP to Adjusted Non-GAAP EBITDA for explanations of the amounts excluded and included to arrive at adjusted net income and adjusted earnings per share amounts, and Adjusted non-GAAP EBITDA amounts, respectively, for the twelve month periods ended December 31, 2017, 2016 and 2015.

        These adjusted measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. The Company strongly encourages investors to review its consolidated financial statements and publicly-filed reports, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC on February 26, 2018, in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

 EAGLE PHARMACEUTICALS, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP NET INCOME AND
ADJUSTED NON-GAAP EARNINGS PER SHARE
(In thousands, except share and per share amounts)
(unaudited)

	Twelve Months Ended December 31,
	2017	2016	2015
Net income from operations—GAAP	$51,943	$81,453	$2,571
Before tax adjustments:
Cost of product revenues:
Amortization of acquired intangible assets (1)	1,194	746
Gain on sale of asset (2)		(1,750)
Research and development:
Share-based compensation expense	3,942	2,914
Depreciation	74
Expense of acquired in-process research & development	1,000
Selling, general and administrative:
Share-based compensation expense	11,487	6,853	4,051
Amortization of acquired intangible assets (3)	1,620	203
Depreciation	858	640	112
Debt issuance costs	286	—
Severance	268
Other:
Non-cash interest expense	238	8
Changes in fair value of contingent consideration (4)	(7,378)	957
Asset impairment charge	7,235	—
Legal Settlement	1,650
Tax adjustments (5)	(5,368)	(46,103)

Adjusted Non-GAAP net income	$69,049	$45,921	6,734

Adjusted Non-GAAP earnings per share
Basic	$4.57	$2.96	$0.44
Diluted	$4.34	$2.79	$0.41
Weighted number of common shares outstanding:
Basic	15,102,890	15,533,681	15,250,154
Diluted	15,908,211	16,434,104	16,253,781

Explanation of Adjustments:

(1)
Amortization of intangible assets for Ryanodex and Docetaxel

(2)
Gain on divestiture of diclofenac-misoprostol

(3)
Amortization of intangible assets for Eagle Biologics

(4)
Changes in the fair value of contingent consideration (Docetaxel and Eagle Biologics)

(5)
Reflects the estimated tax effect of the pretax adjustments, $3.4 million of tax expense from U.S. tax reform which is reflected in fourth quarter of 2017, and the reversal of a tax valuation allowance in the fourth quarter of 2016

 EAGLE PHARMACEUTICALS
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP EBITDA
(In thousands)
(unaudited)

	Twelve Months Ended December 31,
	2017	2016	2015
Net income from operations—GAAP	$51,943	$81,453	$2,571
Add back:
Interest expense (income), net	1,045	(76)	(14)
Provision for income taxes	21,002	(28,026)	3
Depreciation and amortization	3,746	1,589	112
Add back:
Stock-based compensation	15,429	9,768	4,051
Changes in fair value of contingent consideration	(7,378)	957
Debt issuance costs	286	—
Asset impairment charges	7,235	—
Gain on sale of asset	—	(1,750)
Expense of acquired in-process research & development	1,000
Severance	268
Legal Settlement	1,650

Adjusted Non-GAAP EBITDA	$96,226	$63,915	$6,723

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. EAGLE PHARMACEUTICALS, INC. 50 TICE BOULEVARD, SUITE 315 WOODCLIFF LAKE, NJ 07677 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E47044-P07814 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. EAGLE PHARMACEUTICALS, INC. The Board of Directors recommends you vote FOR each of the director nominees listed in Proposal 1: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. To elect three nominees for director named herein to hold office until the 2021 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or, if sooner, until the director's death, resignation or removal. Nominees: 01) 02) 03) Michael Graves Robert Glenning Richard A. Edlin For Against Abstain The Board of Directors recommends you vote FOR Proposals 2 and 3. ! ! ! ! ! ! 2. To ratify the selection by the audit committee of the Board of Directors of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018; and 3. To approve, on an advisory basis, the compensation of the Company's named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. ! For address changes and/or comments, please check this box and write them on the back where indicated. ! Yes ! No Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Stockholder Letter are available at www.proxyvote.com. E47045-P07814 EAGLE PHARMACEUTICALS, INC. Annual Meeting of Stockholders June 19, 2018 10:00 AM, EDT This proxy is solicited on behalf of the Board of Directors. The undersigned stockholder(s) hereby revoke(s) all previous proxies, acknowledge(s) receipt of the Notice of the Annual Meeting of Stockholders of Eagle Pharmaceuticals, Inc. and hereby appoint(s) Scott Tarriff and Pete A. Meyers, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them, or either of them, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of EAGLE PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, EDT on June 19, 2018, at Cooley LLP, The Grace Building,1114 Avenue of the Americas, New York, NY 10036-7798 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments: